UNITED STATES
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Insulet Corporation
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Notice of Annual Meeting of Shareholders &
Proxy Statement 2022

Insulet

PODDER PERSPECTIVES

ON THE COVER:

For 13-year-old **Gracie Brown** and her mom, Hannah, the Omnipod® 5 Automated Insulin Delivery System has allowed her to spend more time doing what she loves—dancing, hanging out with her friends, and going to sleepovers—and less time managing diabetes.

"I have trust in the Omnipod® 5 System that it's going to take care of her. Life with diabetes is not easy, but this makes it much easier." "

– Hannah Brown, mother of Gracie, Podder™ since 2018

Diagnosed with type 1 diabetes as an adult, **Alvin Melton** has struggled to stay in range using injections and traditional tubed insulin pumps. Omnipod® 5 has given Alvin the comfort, freedom, and quality sleep he has been missing, while improving his A1C to a level he has been striving to achieve for several years.

"Omnipod® 5 has been a real blessing for me. It's taken the stress away and allowed me to enjoy life and enjoy the people around me."

– Alvin Melton, Podder™ since 2017

INSULET CORPORATION
Makers of Omnipod®
100 Nagog Park • Acton, MA 01720 • 978-600-7000 • **omnipod.com**

omnipod® automated insulin delivery system 5

April 12, 2022

Dear Fellow Shareholders,

Thanks to the dedication and focus of our teams around the world, 2021 was another successful year for our Company, despite the ongoing impact of the COVID-19 pandemic and supply chain shortages.

We strengthened our financial position. In 2021, Insulet exceeded $1 billion in annual revenue and marked our sixth consecutive year of revenue growth of 20% or higher. We now serve approximately 300,000 global customers with diabetes.

We advanced our strategic imperatives. We continued working toward the launch of our Omnipod® 5 Automated Insulin Delivery System, which was cleared by the U.S. FDA in January 2022. Omnipod 5 marks the greatest and most complex innovation Insulet has brought to market in our Company's 20-plus year history. This life-changing technology is the first tubeless automated insulin delivery system that integrates with the Dexcom G6 Continuous Glucose Monitoring System and a compatible smartphone to automatically adjust insulin and help protect against highs and lows. We are currently making great progress with our limited market release in the U.S. and advancing our efforts to bring Omnipod 5 to our international markets. The team also continued to unlock access to Omnipod DASH® for both the type 1 and type 2 diabetes markets through our pay-as-you-go model in the U.S. pharmacy channel.
We expanded our global reach to improve the lives of people with diabetes around the world. 2021 was a year of targeted geographic expansion and planning. We entered Australia, Insulet’s first Asian Pacific regional market, as well as Turkey, and are planning additional market expansion in 2022 in the Middle East. In order to support this expansion and prepare for anticipated demand, we strengthened our global manufacturing operations and created a more resilient supply chain during these unprecedented times.
We increased our focus on ESG. In 2021, we engaged with shareholders owning approximately 24% of our shares specifically on Sustainability matters. We also published our first comprehensive Sustainability Report, articulating our goal to deliver growth with purpose as we innovate to improve lives and preserve our planet. On the Board refreshment front, our Board of Directors appointed a new director in 2021 and another in 2022 – both accomplished women. We also continued to deliver on our Diversity, Equity, and Inclusion strategy with a holistic focus of driving inclusion and supporting diverse ways of working to support the individual needs of our employees.
Our success is due to the dedication and passion of our employees, our management team, and our Board of Directors, as well as the trust that our customers have placed in the Omnipod brand for over 21 years. We are incredibly proud of our achievements, and we’re poised for continued growth and success. Thank you for your ongoing support and for your investment in Insulet.
Sincerely,

Shacey Petrovic President and Chief Executive Officer

Notice of Annual Meeting
of Shareholders
Tuesday, May 24, 2022
10:30 a.m., Eastern Time
Your Vote is Important

Whether or not you plan to attend the Annual Meeting virtually via live webcast, you are encouraged to vote your shares prior the Annual Meeting in one of the following ways:

By Internet, following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card;

By telephone, using the telephone number printed on the proxy card; or

By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 23, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, the Insulet Annual Report on Form 10-K for the year ended December 31, 2021, and the Proxy Card are available at www.proxyvote.com
You are cordially invited to attend the Insulet Corporation 2022 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 24, 2022, at 10:30 a.m., Eastern Time. To promote shareholder participation while protecting health and safety, the Annual Meeting will once again be held in a virtual format only, via live webcast, at www.virtualshareholdermeeting.com/PODD2022. On-line access to the meeting will begin at 10:00 a.m., Eastern Time.
The Annual Meeting will be held for the following purposes:
1.
To elect three Class III Directors nominated by the Company’s Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement;
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on March 28, 2022, as the record date. Only shareholders of record on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
On or about April 12, 2022, we will mail to our shareholders of record as of March 28, 2022 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual report on Form 10-K.
For further information about how to attend the Annual Meeting and how to submit questions during the live webcast, please see pages 53 - 55 of the accompanying Proxy Statement as well as the Important Notice Regarding the Availability of Proxy Materials.
Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented; we encourage you to vote your shares in advance of the meeting.
Acton, Massachusetts April 12, 2022	By Order of the Board of Directors,

PATRICIA K. DOLAN
Vice President and Secretary

Proxy Statement Summary
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, May 24, 2022, at 10:30 a.m., Eastern Time. The meeting will be held via live webcast at www.virtualshareholdermeeting.com/PODD2022. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “10-K”) containing financial statements for the fiscal year ended December 31, 2021, is being made available, together with this Proxy Statement, to shareholders at www.proxyvote.com.
This summary highlights information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Attend our 2022 Annual Meeting of Shareholders Via Live Webcast
Tuesday, May 24, 2022 10:30 a.m., Eastern Time
Access to Live Webcast: www.virtualshareholdermeeting.com/PODD2022
How to Vote Prior to the Annual Meeting
Vote by Mail	Vote by Telephone	Vote by Internet
Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Complete, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 23, 2022.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 23, 2022. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 23, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet.
Proposals and Voting Recommendations
Proposals	Board Recommendations	Page
Election of three Class III directors	✔ FOR each nominee	9
Approval, on a non-binding, advisory basis, of the compensation of the named executive officers	✔ FOR	49
Ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2022	✔ FOR	52
About Insulet
Insulet is an innovative medical device company primarily engaged in the development, manufacture, and sale of our proprietary Omnipod System, a continuous insulin delivery system for people with insulin-dependent diabetes. Our mission is to improve the lives of people living with diabetes and enable our customers to enjoy simplicity, freedom, and healthier lives through innovative technology.
The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. We also leverage the unique design of our Pod by tailoring the Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. Our innovative medical technology has been recognized by both consumers and the medical device industry for its design and ease-of-use, and we are determined to find ways of simplifying life for people living with diabetes.
INSULET CORPORATION - 2022 Proxy Statement 1

In 2021, we executed on our strategic imperatives of expanding access and awareness, delivering consumer-focused innovation, growing our global addressable market, and driving operational excellence. We drove increased awareness of Omnipod, continued to unlock access through the U.S. pharmacy channel, expanded Omnipod adoption, grew our international footprint, and strengthened our global manufacturing operations. We also shared compelling clinical data for Omnipod 5 and Omnipod DASH that supports the tremendous value and benefits Omnipod delivers to people with diabetes. In addition, we prepared for the commercial launch of Omnipod 5, which was cleared by the U.S. FDA in January 2022. Omnipod 5 marks the greatest and most complex innovation Insulet has brought to market in our Company's 20-plus year history. This life-changing technology is the first tubeless automated insulin delivery system that integrates with the Dexcom G6 Continuous Glucose Monitoring System and a compatible smartphone to automatically adjust insulin and help protect against highs and lows.
Our success is due to the hard work of our employees and their unwavering commitment and dedication to our mission, even in the face of challenges related to the ongoing COVID-19 pandemic, associated supply chain disruptions, and other headwinds associated with global macroeconomic conditions. Throughout 2021, we continued to adapt to these challenges. Despite disruptions in global supply chains, the determination of our employees and the resilience of our supply chain strategy ensured that our customers did not miss a single shipment of our life-sustaining products in 2021. We also further strengthened the reliability of our supply chain through dual and local sourcing to enhance our ability to regularly deliver our products to customers.
Our Corporate Culture
We believe that empowered, inspired, and supported employees do great things. And while we nurture a fast-paced, high-performance environment, it is in service to our purpose of simplifying the lives of people with diabetes, enabling them to live healthier and happier lives. That purpose gives our efforts focus, discipline, and accountability.
In 2021, we reaffirmed our commitment to providing employees with comprehensive, flexible working arrangements that move us toward the “Future of Work” and we have received recognition for our efforts: Insulet was recognized in the U.S. as a Top Workplace for Remote Work as part of the Top Workplace 2021 Culture Excellence Awards. In addition, Insulet International was recognized by Great Place to Work® as one of the UK’s Best Workplaces™, ranking 39th out of 71 medium-sized UK organizations, and as one of the UK’s Best Workplaces for Women, ranking 19th out of 38 medium-sized UK organizations.
Diversity, Equity, and Inclusion
Our success depends on the diversity of perspective, thought, experience, and background within our workforce. We recognize that a diverse and inclusive workplace leads to more innovative ideas, more fruitful collaboration, and a more vibrant culture. Diversity and inclusion are also critical to building and maintaining a high-growth, performance culture where all employees can grow and succeed. Insulet therefore strives to recruit, develop, and retain people from all backgrounds and to create an environment that enables employees to bring their whole selves to work.
Our Employee Resource Groups (“ERGs”) help foster a diverse and inclusive culture aligned with our mission, values, and goals. The main objectives of Insulet’s ERGs are to promote a welcoming and respectful workforce, create a more inclusive work environment, empower and connect employees, increase collaboration, and harness diverse workforces for common business goals. Our ERGs serve as a source of inclusion across seven categories: African Descent, LGBTQ+, Sustainability, Veterans and First Responders, Women, Hispanic/Latin, and Young Professionals. These ERGs support the acquisition of diverse talent and are sponsored by senior leaders across our organization.
Giving Back
Our approach to giving back is guided by our mission to improve the lives of people with diabetes around the world. Currently, we support over 30 advocacy organizations and dozens of charitable and non-profit organizations worldwide, including JDRF, Children with Diabetes, and Beyond Type 1 just to name a few. In 2021, we were a Title Sponsor of Camp Conrad Chinnock’s 13th annual “An Evening ‘Round the Campfire.” The camp provides a supportive retreat for more than 2,500 children living with type 1 diabetes to learn how to manage their condition and build connections with other kids in the type 1 diabetes community. We also ensure our customers continue to have access to products when affected by a natural disaster. In 2021, we provided emergency Omnipod supplies to U.S. customers impacted by wildfires and Hurricane Ida.
Through our charitable contributions, strategic partnerships, and employee volunteerism, we strive to build a more inclusive workforce, address disparities in healthcare, and tackle critical issues in communities where we live and work. We held a month-long campaign in September 2021 to fight against food insecurity. Employees across many locations came together physically and remotely to help people in need through monetary donations, food donations, and volunteering. Insulet also donated to the World Food Program USA, which provides lifesaving meals to more than 109 million of the world’s most vulnerable people in more than 80 countries. In addition, we donated to the Acton Community Supper and Food Pantry in Acton, Massachusetts to alleviate food insecurity in Acton and surrounding communities.
2 INSULET CORPORATION - 2022 Proxy Statement

2021 Financial Highlights
2021 was another outstanding year for Insulet. Despite the continued challenges posed by COVID-19, we executed our strategy, advanced our key imperatives, and delivered consistently strong growth, with record revenue of $1.1 billion. This year demonstrated the resiliency and strength of our people and culture and it is a testament to the loyalty of our customers and the strong value proposition of our differentiated technology.

•	Revenue – Achieved record annual revenue of $1.1 billion and delivered our sixth consecutive year of revenue growth of 20% or more.
•	Gross Margin – 68.4%, up 400 basis points
•	Operating Margin – 11.5%, up 580 basis points
•	Net Income – $16.8 million, representing over 140% growth
•	Strong Financial Position – Over $790 million in cash, $60 million revolving credit facility
Our efforts and strong execution by our teams throughout fiscal 2021 have greatly minimized the impact of the global challenges on our business and our customers. As we balance profitability with continued strategic investments across our innovation pipeline, sales and marketing capabilities, and global manufacturing operations, we maintain a robust foundation for sustainable long-term growth.
INSULET CORPORATION - 2022 Proxy Statement 3

Corporate Governance
Board Composition and Committees
The Board of Directors carefully reviews its composition to ensure that it has the right mix of people with diverse perspectives, business and professional experience, as well as high personal and professional integrity, sound judgment and the ability to participate effectively and collegially in Board discussions. The data in this Corporate Governance summary reflect our nine directors who will continue in office after the 2022 Annual Meeting, assuming the three Class III nominees are elected.
Name and Principal Occupation	Age	Director Since	Current Committee Membership
Luciana Borio, M.D. (Independent) Venture partner, ARCH Venture Partners	51	2021	• Nominating, Governance and Risk
Wayne A. I. Frederick, M.D. (Independent) President, Howard University	50	2020	• Audit • Talent and Compensation
James R. Hollingshead (Independent) President, Sleep and Respiratory Care, ResMed, Inc.	59	2019	• Talent and Compensation (CHAIR)
Jessica Hopfield, Ph.D. Strategic advisor to healthcare and technology firms	57	2015	• N/A
Michael R. Minogue (Independent) President and Chief Executive Officer, Abiomed, Inc.	55	2017	• Audit
Corinne H. Nevinny (Independent) Partner and Co-founder, Avestria Ventures	62	2019	• Audit (CHAIR) • Nominating, Governance and Risk
Shacey Petrovic President and Chief Executive Officer, Insulet Corporation	48	2018	• N/A
Timothy J. Scannell (Independent) Executive Advisor, Former President and Chief Operating Officer, Stryker Corporation	57	2014	• Independent Board Chair • Nominating, Governance and Risk (CHAIR)
Elizabeth H. Weatherman (Independent) Special Limited Partner, Warburg Pincus	62	2022	• Talent and Compensation
4 INSULET CORPORATION - 2022 Proxy Statement

Board Skills and Diversity
Our directors represent a diverse range of qualifications and skills:
•	They are seasoned leaders who have held an array of diverse leadership positions in complex, highly regulated businesses (including other medical device organizations)
•	They have served as chief executives and in senior positions in the areas of operations, finance and technology
•	They bring deep and diverse experience in public and private companies, academia, nonprofit organizations, and other domestic and international businesses
•	They represent diverse backgrounds and viewpoints
•	They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company

Director Age

6
2
1
<50
50 - 60
61 - 70

56 YEARS AVERAGE AGE

Proactive Board Refreshment
6 New Directors Since 2018, 5 of Whom are Women or Minorities

INSULET CORPORATION - 2022 Proxy Statement 5

Strong Governance Practices
The Company is committed to good corporate governance, which we believe will help us sustain our success and continue to build long-term shareholder value. To that end, we have in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization. Governance at Insulet is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
The following table highlights some of our corporate governance policies and practices that serve the long-term interests of the Company and our shareholders.

• Independent Board Chair

• Significant Board refreshment – at least one new director added to the Board each year since 2014

• Audit Committee, Nominating, Governance and Risk Committee, and Talent and Compensation Committee each consist solely of independent members

• A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation

• Women constitute 55% of the Board* and our Audit Committee is Chaired by a woman Director

• Regular executive sessions of independent Directors

• Proxy access Bylaw provisions

• No shareholder rights plan (i.e., no “poison pill”)

• Director overboarding policy ensures Directors can devote sufficient time to the Company

• Annual Board and committee self-evaluations

• Proactive, year-round engagement with shareholders

• One class of voting stock and “one share, one vote” standard

• Directors have free access to management

• Executive and Director stock ownership guidelines

• No hedging or pledging of securities by executives or Directors

*Following the 2022 Annual Meeting; currently 50%.
Shareholder Outreach
We believe that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team participates in numerous investor meetings to discuss our business, strategy, and financial results each year. These meetings generally include in-person, telephone, and webcast engagements, as well as investor conferences and tours of certain Company facilities. During 2021, as in prior years, we reached out to holders of approximately 66% of our outstanding shares and offered them the opportunity to discuss with us, among other topics, governance, executive compensation, sustainability, and Board refreshment. Over half of these shareholders, representing approximately 40% of our outstanding shares, responded that they did not need a call, stating they had no concerns with our current practices. The other shareholders who responded did engage with us on these and other topics, with particular focus on Sustainability matters. Our Directors participate in these meetings as requested. We believe these meetings help ensure that the Board and management understand our shareholders’ priorities and work to address them effectively.
6 INSULET CORPORATION - 2022 Proxy Statement

Executive Compensation
Compensation Objectives and Mix
We design and manage our compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results that drive long-term shareholder value. We believe that it is important that our compensation programs are competitive, maintain a performance and achievement-oriented culture, and align our executives’ interests with those of our shareholders.
The charts below show the annual total direct compensation (base salary, annual incentive and long-term incentive) for our CEO and the other named executive officers. For 2021, 92% of our CEO’s and, on average, 81% of our other named executive officer’s compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both.

Responsible Compensation Practices
Our compensation programs and practices demonstrate our commitment to responsible pay and governance principles. We evaluate our compensation programs and practices regularly and we modify them to address evolving best practices. The following table highlights some of the practices we have adopted, and those we have avoided, to serve the long-term interests of our shareholders.
What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Stock ownership guidelines for executives and Directors	✘	No excise tax assistance (gross-ups) upon a change in control
✔	Double-trigger provisions for change in control	✘	No defined benefit pension programs
✔	Clawback and recoupment policy	✘	No significant executive perquisites
✔	Caps on annual incentive payments	✘	No cash severance in excess of 2x salary and bonus
✔	Engage independent compensation consultant	✘	No hedging or pledging of Company securities
✔	Conduct annual compensation risk assessment
✔	Performance metrics tied to financial and operating performance
✔	Emphasis on performance-based pay
INSULET CORPORATION - 2022 Proxy Statement 7

Sustainability
Insulet is passionate about our mission to simplify and improve the lives of people living with diabetes. Along with our focus on positively impacting the diabetes community, we are committed to responsible and sustainable growth as a company. We have embraced a holistic and comprehensive approach to sustainability that considers a full range of environmental, social, and governance (“ESG”) topics and their related impacts on our operations, supply chain, internal and external stakeholders, and our planet. In 2020, we conducted our first materiality assessment. This research-intensive and stakeholder-inclusive process identified our most important sustainability topics, and drives our targeted approach to address significant impacts, increase engagement, and mitigate risks.
With considerable opportunities to grow as an organization, we identified the need to establish a global function dedicated to sustainability and develop a comprehensive sustainability strategy. In 2020, we added a Vice President, Global Sustainability and Chief Sustainability Officer who has developed our comprehensive multi-year sustainability strategy and is leading its implementation. This strategy focuses on three pillars – Resilient Operations, Sustainable Product Innovation, and People and Communities – and establishes an integrated approach for growing responsibly, building on existing capabilities, and setting the foundation for even greater impact on behalf of the global diabetes community.
We recognize that our products and operations impact our planet, and we are taking thoughtful steps to reduce our environmental footprint. To divert more products from landfills, we are seeking to expand our takeback programs and increase product recyclability. We are also actively working to improve efficiency in our facilities, conserve our use of natural resources, and prepare ourselves for the transition to a low-carbon economy. In 2021, we generated approximately 800,000 kilowatt-hours from our solar panels at our headquarters in Acton, Massachusetts, which is helping the state meet its renewable energy goals. In 2021, we authored and published on our website, our Climate Change Statement which outlines our steadfast commitment to protect our business from climate risk, reduce our contribution to climate change, and aid in the transition to a low-carbon economy.
We published our first Sustainability Report in 2020, and our first comprehensive Sustainability Report in 2021. Our 2022 Sustainability Report, which we expect to publish this spring, will provide more information on Insulet’s sustainability strategy and accomplishments.
Sustainability Governance
Our customers entrust us to deliver high-quality products with life-changing impacts, and we work to preserve this trust and reflect transparency in our business. Insulet’s Code of Business Conduct and Ethics and our Sales and Marketing Code of Conduct guide the actions and decisions of our employees and mandate compliance with all laws and regulations applicable to our operations, including our supply chain.
Reporting to the Chief Operating Officer, our Vice President, Global Sustainability and Chief Sustainability Officer leads our sustainability strategy and maintains responsibility for our ESG practices, as described above. We established this role in 2020 to foster cross-functional collaboration and drive our commitment to deliver growth with purpose. Insulet’s Executive Leadership Team and Global Sustainability Team owns, implements, and tracks the Company’s sustainability strategy and efforts in collaboration with every major business function and with oversight from the Board of Directors, with particular focus by the Nominating, Governance and Risk Committee.
8 INSULET CORPORATION - 2022 Proxy Statement

Proposal 1 Election of Directors
The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this year’s Annual Meeting, the shareholders will elect three Class III Directors. The Class III Directors currently consist of David A. Lemoine, James R. Hollingshead, Jessica Hopfield, and Elizabeth H. Weatherman. David A. Lemoine has decided not to stand for re-election to the Board, and both the Company and the Board express their appreciation for Mr. Lemoine’s years of distinguished service to the Board and the Company. Accordingly, the Board of Directors, consistent with the recommendation of the Nominating, Governance and Risk Committee, has nominated each of the following nominees to be elected to the Board of Directors as a Class III Director, to hold office until the Annual Meeting of Shareholders to be held in 2025, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:
Director Nominees
				Independent (Yes/No)
Name	Age	Director since	Current Positions	Yes	No	Committee Memberships
James R. Hollingshead	59	2019	President of the Sleep and Respiratory Care business, ResMed, Inc.	X		• Talent and Compensation Committee
Jessica Hopfield	57	2015	Strategic advisor to healthcare and technology firms		X	• N/A
Elizabeth H. Weatherman	62	2022	Special Limited Partner, Warburg Pincus	X		• Talent and Compensation Committee
Following the Annual Meeting, the Board of Directors will also include:
•	Three Class I Directors (Luciana Borio, Michael R. Minogue, and Corinne H. Nevinny), whose terms expire at the Annual Meeting of Shareholders to be held in 2023, and
•	Three Class II Directors (Wayne A.I. Frederick, Shacey Petrovic, and Timothy J. Scannell), whose terms expire at the Annual Meeting of Shareholders to be held in 2024.
The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, in the circumstances described in the foregoing sentence, for such other person as the Board of Directors may recommend).
A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Class III Directors. However, in accordance with the Company’s majority voting policy, in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. (For additional information, see “Governance of the Company – Governance Policies and Procedures.”)
INSULET CORPORATION - 2022 Proxy Statement 9

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE CLASS III NOMINEES LISTED BELOW.
Set forth below is certain biographical information concerning our Directors, including the experiences, qualifications, attributes, or skills that caused the Nominating, Governance and Risk Committee and the Board of Directors to determine that the person should serve as a Director of the Company. We have also included a chart following the director biographies that summarizes the assessment for the full Board.

  Class III Director Nominees – Term expires at the 2022 Annual Meeting
James R. Hollingshead Age: 59 Director Since 2019 Committees: Talent and Compensation (Chair)
Mr. Hollingshead has served on our Board of Directors since July 2019. He currently serves as President of the Sleep and Respiratory Care (“SRC”) business at ResMed, Inc., a global medical technology company focused on the treatment of sleep-related breathing disorders. As President of ResMed’s SRC business, Mr. Hollingshead helped lead ResMed’s transformation from a traditional medical hardware technology business to a SaaS-based digital solutions and services business. Previously, Mr. Hollingshead spent nearly two decades in strategy consulting across a range of industries including biotech, high-tech, and telecommunications. Prior, he was a senior partner in the Strategy and Life Sciences practices at Deloitte Consulting and also served as Managing Partner at Monitor Group, a U.S. strategy consulting firm. Mr. Hollingshead holds a Bachelor of Arts in History and International Relations with Highest Distinction from Stanford University, and a Master’s Degree and Ph.D. in Political Science from the University of California, Berkeley, where he was awarded a graduate student Fellowship by the National Science Foundation. Mr. Hollingshead brings a unique combination of digital strategy and transformation expertise, as well as global corporate leadership and consulting experience in the biotech and life sciences sectors.
Jessica Hopfield, Ph.D. Age: 57 Director Since 2015
Dr. Hopfield, who is NACD Directorship certified, has served on our Board of Directors since July 2015 and served as our Lead Independent Director from August 2016 through December 2018. She is the former Chair of the Joslin Diabetes Center Board of Trustees. Dr. Hopfield currently serves as the Lead Independent Director of Editas Medicine, Inc., a leading genome editing company developing medicines to cure genetic ocular and blood diseases and to treat cancer; she has been a member of the Editas Board of Directors since February 2018. Since November 2020, she has served on the Board of Directors of Maravai LifeSciences Holdings, Inc., a life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines. Since December 2021, she has served on the Board of Directors of Berkeley Lights, Inc., a leader in digital cell biology. Dr. Hopfield has previously served on the Board of Directors of Radius Health, Inc., a biopharmaceutical company focused on endocrine therapies. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in healthcare and technology firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner at McKinsey & Company in their global pharmaceuticals and medical devices practice, and she served clients across the pharmaceutical, biotech, medical device, and consumer industries with a focus on strategy, R&D management, and marketing. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from the Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.
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Elizabeth H. Weatherman Age: 62 Director Since 2022 Committees: Talent and Compensation
Elizabeth Weatherman has served on our Board of Directors since February 2022. She has been a Special Limited Partner of Warburg Pincus since January 2016. Ms. Weatherman joined Warburg Pincus in 1988 and led the firm’s Healthcare Group from 2008 to 2015. She was also previously a Managing Director and a member of the firm’s Executive Management Group. Ms. Weatherman currently serves as a director of Nevro Corp., Silk Road Medical, Inc., and Vapotherm, Inc., all of which are publicly traded medical device companies, and previously served on the Board of Wright Medical Group, N.V. She serves as a trustee of Stanford University and as a trustee and chair of the Investment Committee of Mount Holyoke College. Ms. Weatherman received a BA in English from Mount Holyoke College and holds an MBA from the Stanford Graduate School of Business. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives to the Board.
Continuing Class I Directors – Term expires at the 2023 Annual Meeting
Luciana Borio, M.D. Age: 51 Director Since 2021 Committees: Nominating, Governance and Risk
Dr. Borio has served on our Board of Directors since October 2021. She is a venture partner at ARCH Venture Partners where she advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs. She also serves on the Board of Directors of Eagle Pharmaceuticals, Inc. From 2019 to 2020, she was Senior Vice President at In-Q-Tel, an independent, non-profit, strategic investment firm. From 2017 to 2019, she was Director for Medical and Biodefense Preparedness Policy at the National Security Council. While at the U.S. Food and Drug Administration from 2009 to 2017, Dr. Borio held roles of increasing responsibility, including Acting Chief Scientist and Assistant Commissioner for Counterterrorism Policy. She helped develop and execute the FDA’s medical countermeasures and public health responses to the 2009 H1N1 flu pandemic, the 2014 Ebola epidemic, and the 2015 Zika outbreak. She also served on the World Health Organization’s Emergency Preparedness and Response Scientific Advisory Group. Most recently, Dr. Borio served as a member of the President’s Transition COVID-19 Advisory Board. Dr. Borio is a practicing physician at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations. She earned a Doctor of Medicine from George Washington University School of Medicine and a Bachelor of Science in Zoology from George Washington University. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.
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Michael R. Minogue Age: 55 Director Since 2017 Committees: Audit
Mr. Minogue has served on our Board of Directors since August 2017. Since 2004, Mr. Minogue has served as Chairman, President and Chief Executive Officer of Abiomed, Inc., a global leader in healthcare technology and innovation. Prior to joining Abiomed, he spent 11 years with General Electric Healthcare, where he held numerous leadership roles and holds three patents. In addition to serving on the Board of Abiomed, Mr. Minogue currently serves as Chairman of the medical device industry association Board of Directors for the Advanced Medical Technology Association (AdvaMed). He previously served on the Board of Directors of LifeCell, Bioventus and the Medical Device Innovation Consortium (MDIC) and as the Chairman of the Governor’s Advisory Council on Veterans’ Services for the Commonwealth of Massachusetts. Mr. Minogue cofounded the Mike and Renee Minogue Foundation and the Mentoring Veterans Program (MedTechVets), a 501(c)(3) nonprofit organization that helps military veterans network with industry mentors to discover career opportunities in the medtech industry; he serves on the board of directors after serving as Chairman for 8 years. Mr. Minogue served as an officer in the U.S. Army, receiving multiple distinctions, including Airborne, Ranger, Desert Storm veteran and a Bronze Star. He received a Bachelor of Science in Engineering Management from the United States Military Academy at West Point and a Master of Business Administration from the University of Chicago. Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.
Corinne H. Nevinny Age: 62 Director Since 2019 Committees: Audit (Chair) and Nominating, Governance and Risk
Ms. Nevinny has served on our Board of Directors since January 2019. Ms. Nevinny is a co-founder of Avestria Ventures, a venture capital firm focused on early-stage investments in women's health-care and women in Lifesciences. She has served as a Partner of Avestria since 2019. Ms. Nevinny has also served as General Partner at LMNVC, LLC, a seed venture fund making early-round investments in start-up companies that have products or provide services to improve quality of life, including health and wellness-oriented businesses, since 2010. From 2003 to 2010, she served in various roles at Edwards Lifesciences Corporation, a global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring, including General Manager - Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. During this time, Ms. Nevinny was responsible for global manufacturing, quality and supply chain operations, as well as oversight of core operating units including finance, IT, internal audit and risk management. Prior to joining Edwards Lifesciences Corporation, Ms. Nevinny held various finance and investment banking positions. Ms. Nevinny currently serves on the Board of Directors of Restorsea LLC. She previously served on the Board of Directors of privately-held nVision Medical Corp., a company focused on developing medical devices in the women’s health innovation space, as well as on the Boards of Directors of various public companies, including Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., and Onyx Pharmaceuticals, Inc. Ms. Nevinny chaired the Audit Committees of Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc. Ms. Nevinny holds a Bachelor of Science in Industrial Engineering from Stanford University and a Master of Business Administration from Harvard Business School. Ms. Nevinny brings considerable public board experience and a breadth of first-hand experience managing complex global finance, logistics, regulatory and manufacturing operations, which are directly relevant to our business.
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Continuing Class II Directors – Term expires at the 2024 Annual Meeting
Wayne A.I. Frederick, M.D. Age: 50 Director Since October 2020 Committees: Audit and Talent and Compensation
Dr. Frederick has served on our Board of Directors since October 2020. He is the President of Howard University, having held this position since July 2014, and also serves as the Charles R. Drew Endowed Chair of Surgery at Howard University’s College of Medicine. Prior to July 2014, Dr. Frederick served as Howard University’s Interim President (elected October 2013) after serving as Provost and Chief Academic Officer for more than a year. Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as Associate Director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center and Deputy Provost for Health Sciences. He also earned a Master of Business Administration degree from Howard University’s School of Business in 2011. Dr. Frederick, a practicing surgeon, lectures to the medical students and residents of Howard University’s College of Medicine. Dr. Frederick is a fellow of the American College of Surgeons and belongs to numerous surgical organizations, including, the American Surgical Association. Dr. Frederick also serves on the Board of Directors of Humana Inc., Forma Therapeutics Holdings, Inc. and Mutual of America Life Insurance Co. as well as several privately held companies and charitable organizations. Dr. Frederick’s vast experience in medical research, healthcare academics and business administration brings valuable insights to Insulet’s Board.
Shacey Petrovic Age: 48 President and Chief Executive Officer of Insulet Corporation Director since 2018
Ms. Petrovic has served as our President and Chief Executive Officer since January 1, 2019 and has served on our Board of Directors since September 2018. From October 2016 to January 2019, Ms. Petrovic served as our President and Chief Operating Officer. From February 2016 to October 2016, Ms. Petrovic served as our Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic also serves on the Board of Directors of Exact Sciences Corporation. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin. Ms. Petrovic brings distinguished senior executive leadership experience, substantial knowledge of the medical device industry and proven experience in the diabetes field.
Timothy J. Scannell Age: 57 Chairman of the Board since January 2019 Director since 2014 Committees: Nominating, Governance and Risk (Chair)
Mr. Scannell has served on our Board of Directors since August 2014 and as our Board Chair since January 1, 2019. Since October 1, 2021, he has served as an Executive Advisor at Stryker Corporation, one of the world's leading medical technology companies that offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. From August 2018 to September 2021, he served as the President and Chief Operating Officer at Stryker, and from 2009 to August 2018, he served as a Group President and oversaw Stryker’s MedSurg and Neurotechnology divisions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. He also serves on the Board of Directors of Novocure and Renalytix plc. Mr. Scannell holds a Bachelor of Business Administration and a Master of Business Administration from the University of Notre Dame. He brings extensive strategic, organizational, and operational skills and experience.
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14 INSULET CORPORATION - 2022 Proxy Statement

Governance of the Company
Our Board of Directors
The business and affairs of the Company are managed under the direction of our Board of Directors, which currently consists of 10 members. The Board has an Audit Committee, a Nominating, Governance and Risk Committee (the “Governance Committee”) and a Talent and Compensation Committee. Each committee operates under a written charter that it reviews at least annually. These charters, which have been approved by the Board, are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

  Board Independence
The Board has determined that each of our Directors, other than Shacey Petrovic, our President and Chief Executive Officer, and Jessica Hopfield, are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). Those independent directors are: Luciana Borio, Wayne A. I. Frederick, James R. Hollingshead, David Lemoine, Michael R. Minogue, Corinne H. Nevinny, Timothy J. Scannell, and Elizabeth H. Weatherman. The Audit Committee, Governance Committee, and Talent and Compensation Committee each consist solely of independent Directors.

  Board Leadership Structure
The Company’s Board of Directors regularly assesses the Board’s leadership structure to determine the appropriate leadership for the Company. Based on the Board’s most recent assessment, the Board determined that the most advantageous leadership structure for the Company and its shareholders was to appoint an independent, non-employee Director, Timothy J. Scannell, as the Chairman of the Board.
The Chairman of the Board is responsible for, among other things, coordinating with the Chief Executive Officer on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board, acting as the principal liaison between the independent Directors and management, and serving as the focal point for shareholder requests addressed to the independent Directors. Additionally, pursuant to the Company’s Bylaws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, receiving Board member resignation letters, calling special meetings, presiding at Board meetings, and executing certain contracts and/or instruments. The Board believes that having an independent Director serve as Chairman of the Board ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Company does not have a policy as to whether the same person should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate. However, the Company believes its current Board leadership structure, which includes an independent Chairman of the Board, supports the CEO in driving the Company’s growth and objectives and currently is the preferable Board leadership structure for the Company.

  Director Qualifications
The Governance Committee is responsible for reviewing with the Board from time to time the appropriate qualities, skills, and characteristics desired of members of the Board in the context of the needs of the business and current make-up of the Board. The Governance Committee must be satisfied that each committee-recommended nominee will have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all shareholders to the Board and management.
In addition to these minimum qualifications, the Governance Committee will recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board shall be “independent,” in accordance with the standards established by NASDAQ, (ii) at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, (iii) the Audit Committee, the Talent and Compensation Committee and the Governance Committee each shall be comprised entirely of independent Directors, and (iv) each member of the Audit Committee is able
INSULET CORPORATION - 2022 Proxy Statement 15

to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

  Board Diversity
The members of the Board possess a broad range of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Governance Committee in recommending qualified Director nominees is described below under “Governance of the Company – Governance Policies and Procedures.” While the Governance Committee does not have a formal policy with respect to diversity, the Company, the Board, and the Governance Committee believe that it is essential to have diversity on the Board. As a result, the Board and the Governance Committee may, and do, consider the diversity of background and experience of a Director nominee, such as diversity of knowledge, attributes, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience in the context of the needs of the business. Aligned with Insulet’s commitment to embed diversity, equity, and inclusion throughout all levels of the Company, we reached 60% gender/racial diversity on our Board of Directors during 2021.

  Board Refreshment and Director Skills Assessments
At least annually, the Board reviews the skills of its members, as well as the overall composition of the Board, in order to ensure that the Board maintains the diverse set of skills, attributes, experience, perspectives, and breadth of knowledge that is necessary to effectively oversee the Company’s business and strategy. The Board’s continued focus on refreshment has resulted in the Board appointing at least one new director each year since 2014.
•
In February 2022, the Board appointed Elizabeth H. Weatherman to the Board. Ms. Weatherman has been with the Warburg Pincus, a global private equity firm, for over 30 years, serving as head of the firm’s Healthcare Group, a member of the Executive Management Group, Managing Director and Special Limited Partner, among other positions. She also serves on the boards of three other publicly traded medical device companies. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives to the Board.

•
In October 2021, the Board appointed Luciana Borio to the Board. Dr. Borio currently advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs as a partner with the venture capital firm, ARCH Venture Partners. Dr. Borio is a practicing physician at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations and has also worked for the FDA and served as the Director for Medical and Biodefense Preparedness Policy at the National Security Council. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.

•
In October 2020, the Board appointed Wayne A.I. Frederick to the Board. Dr. Frederick is the President of Howard University. A distinguished researcher and surgeon, Dr. Frederick continues to work as a surgeon, and also lectures to medical students and residents of Howard’s College of Medicine. The Board believes that Dr. Frederick’s exemplary career as a leader in medical research, healthcare academics and business administration provides valuable perspective to the Board to assist in the advancement of our global strategic growth initiatives.

  Meeting Attendance
The Board of Directors met six times during the fiscal year ended December 31, 2021. Each of our incumbent Directors attended over 90% of the aggregate of the total number of meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2021.
The Company’s policy is that all Directors are encouraged to attend the Annual Meeting of Shareholders. All of the Directors then serving on the Board attended the Annual Meeting of Shareholders held in 2021.
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  Board Committees
The following table sets forth the current membership and chairs of the committees of the Board as well as the number of meetings held in fiscal 2021.
Name	Audit Committee	Nominating, Governance and Risk Committee	Talent and Compensation Committee
Luciana Borio		•
Wayne A.I. Frederick	•		•
James R. Hollingshead			Chair
David A. Lemoine	•		•
Michael R. Minogue	•
Corinne H. Nevinny	Chair	•
Timothy J. Scannell		Chair
Elizabeth H. Weatherman			•
Number of Meetings in Fiscal 2021	5	4	5
AUDIT COMMITTEE
Members: Corinne H. Nevinny (Chair), Wayne A. I. Frederick, David A. Lemoine, and Michael R. Minogue
Roles and Responsibilities
The purpose of the Audit Committee is to, among other functions,
•
oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors, and

• prepare the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is financially literate and that David A. Lemoine and Corinne H. Nevinny each qualifies as an “audit committee financial expert” under SEC rules.

NOMINATING, GOVERNANCE AND RISK COMMITTEE
Members: Timothy J. Scannell (Chair), Luciana Borio, and Corinne H. Nevinny
Roles and Responsibilities
The purpose of the Governance Committee is to, among other functions,
•	identify individuals qualified to become Board members,
•	recommend that the Board of Directors select the Director nominees for election at each Annual Meeting of Shareholders,
•	periodically review and recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines,
•	review matters relating to regulatory compliance,
•	review the Company’s ESG and sustainability initiatives, and
•	discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.
The Board of Directors has determined that each member of the Nominating, Governance and Risk Committee meets the independence requirements promulgated by NASDAQ.

As described below in the section entitled “Governance of the Company – Governance Policies and Procedures,” the Governance Committee will consider Director nominees recommended by shareholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

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TALENT AND COMPENSATION COMMITTEE
Members: James R. Hollingshead (Chair), Wayne A.I. Frederick, David A. Lemoine and Elizabeth H. Weatherman
Roles and Responsibilities
The purpose of the Talent and Compensation Committee is to, among other functions,
• discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers,
• oversee the Company’s overall compensation programs, and
• prepare the Talent and Compensation Committee Report required to be included in this and subsequent Proxy Statements.

The Board of Directors has determined that each member of the Talent and Compensation Committee meets the independence requirements promulgated by NASDAQ. See the section entitled “Compensation Decision Making Process” in the Compensation Discussion and Analysis portion of this Proxy Statement for a more detailed description of the policies and procedures of the Talent and Compensation Committee.

No member of the Talent and Compensation Committee was an employee or former employee of the Company, or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

Governance Policies and Procedures

  Executive Sessions of Independent Directors
Non-employee, independent members of the Board of Directors meet without the employee Director(s) of the Company following all regularly scheduled Board meetings and occasionally at specially called meetings arranged by our independent Chairman of the Board. These executive sessions include only those Directors who meet the independence requirements promulgated by NASDAQ, and Timothy J. Scannell, as Chairman of the Board, is responsible for chairing these executive sessions.

  Succession Planning
The Board views ensuring thoughtful, seamless and effective transitions of leadership to be a primary responsibility of the Board. Upon the retirement of the Company’s former Chief Executive Officer as of December 31, 2018, and in alignment with its executive succession planning, the Board named Shacey Petrovic, then the Company’s President and Chief Operating Officer, as President and Chief Executive Officer, effective January 1, 2019. The full Board and the Governance Committee periodically review succession planning for our Chief Executive Officer. Our Chief Executive Officer periodically discusses with the Board her recommendations and evaluations of potential successors to her position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. The Board also annually reviews succession plans for the entire Executive Leadership team, discussing individuals identified as emergency successors and individuals zero to three moves of readiness away.

  Board and Committee Evaluations
In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors, and each committee thereof, evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.

  Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. In particular, the Board reviews cybersecurity risks and incidents
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as well as other risks and incidents relevant to our information technology system controls and security. The Board also reviews the risks associated with the Company’s strategic plan and discusses the appropriate levels of risk in light of the Company’s business objectives. This is done through an annual strategy review process and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy.
The various Committees of the Board are also responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. The Audit Committee, among other things, oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls, the integrity of the Company’s financial statements and financial liquidity. The Talent and Compensation Committee oversees risks associated with the Company’s compensation practices and programs. The Governance Committee oversees risks relating to the Company’s corporate governance practices, including director independence and the breadth of skills of directors serving on the Board, succession planning for the Chief Executive Officer, and matters relating to regulatory compliance. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Company’s Chief Financial Officer, General Counsel, Chief Human Resources Officer, and senior regulatory, information technology, R&D and compliance officers.

  Director Overboarding Policy
As provided in our Corporate Governance Guidelines, the Board has established an overboarding policy to help ensure a director’s service on other public company boards does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that directors who serve as the chief executive officer of any business corporation (including the Company) should not serve on more than two public company boards (inclusive of our Board) and that all other directors should not serve on more than five public company boards (inclusive of our Board).

  Code of Conduct and Ethics
The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, that applies to all of the Company’s Directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.
For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

  Clawback / Recoupment of Incentive Compensation
The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Talent and Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Talent and Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statements.
The Talent and Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from any individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Talent and Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped will be determined by the Talent and Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Talent and Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.

  Stock Ownership Guidelines
The Board of Directors has adopted a policy recommending that all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors own Company common stock with a value at least equal to three times their annual retainer. The policy recommends that the Chief Executive Officer own Company common stock with a value at least equal to three times her base salary, and that the other executives own Company common stock with a value at least equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found in the Compensation Discussion and Analysis portion of this Proxy Statement.
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  Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:
•	engaging in any short sales of the Company’s securities,
•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities,
•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or
•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Talent and Compensation Committee.

  Majority Voting Policy for Uncontested Director Elections
The Company’s Bylaws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election must, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee.
Any resignation tendered pursuant to the majority voting policy will be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.
The Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:
•	the stated and perceived reasons why shareholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms;
•	the length of service and qualifications of such Director;
•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;
•	the overall composition of the Board and the Committees of the Board on which the Director sits,
•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements, and
•	whether acceptance of the resignation is in the best interest of the Company and its shareholders.
The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.
Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.

  Identifying and Evaluating Director Nominees
The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board, shareholders, or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.
20 INSULET CORPORATION - 2022 Proxy Statement

  Recommendation of Director Nominees by Shareholders
The Governance Committee will consider stockholder recommendations for Board nominees using the criteria described on page 15 under the heading “Director Qualifications”. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Secretary, Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720. If you wish to formally nominate a candidate, you must follow the procedures described in our Bylaws.

  Proxy Access
In February 2022, based on investor feedback, consideration of market practice and an assessment of the appropriateness for Insulet, the Governance Committee recommended, and the Board adopted, proxy access Bylaw provisions. A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Insulet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws.

  Communicating with the Board of Directors
The Board of Directors provides shareholders with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for shareholder communication. Shareholders may send such communications by U.S. mail, courier or expedited delivery service to the attention of the Secretary (for full Board communications) or to an individual director at Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attn: Secretary/[Director Name]. The Company will forward any such shareholder communication to the Chairman of the Board, or to the Director to whom the communication is addressed, on a periodic basis.

  Certain Relationships and Related Party Transactions
The Company’s Related Party Transaction Approval Policy is included in the written charter of our Audit Committee. That policy applies:
•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;
•	when the amount involved exceeds $120,000; and
•
when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

Pursuant to the policy, the Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. The Audit Committee determined that there were two transactions that qualified as related party transactions since the beginning of 2021.
In February 2021, Insulet entered into a distribution agreement, the terms of which are consistent with those prevailing at arm’s length. The spouse of Jessica Hopfield, one of our Directors, is an executive officer of the distributor. In 2021, Insulet recorded $58.2 million of net revenues from the distributor.
FMR LLC (“Fidelity”) beneficially owned approximately 15% of our common stock as of December 31, 2021. Fidelity, or one or more of its affiliates, is the third-party administrator for the Company’s equity compensation plan and the Company’s Employee Stock Purchase Plan and also provides management services for the Company’s Health Savings Account program. The Company paid Fidelity approximately $272,700 in 2021 related to these services (including for some services provided in 2020 but paid in 2021).
INSULET CORPORATION - 2022 Proxy Statement 21

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our Named Executive Officers (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and (iv) all of our Directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 69,320,430 shares of the Company’s common stock outstanding as of March 28, 2022.
Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (ownership as of March 28, 2022)		%
Shacey Petrovic(2)	188,802	*
Charles Alpuche(3)	151,471	*
Bret Christensen(4)	57,037	*
Wayde McMillan(5)	29,494	*
John Kapples(6)	17,965	*
Directors (ownership as of March 28, 2022)
Luciana Borio(7)	—	*
Wayne A. I. Frederick(8)	1,316	*
James R. Hollingshead(9)	3,361
Jessica Hopfield(10)	40,135	*
David A. Lemoine(11)	10,756	*
Michael R. Minogue(12)	13,147	*
Corinne H. Nevinny(13)	4,158	*
Timothy J. Scannell(14)	42,654	*
Elizabeth H. Weatherman(15)	—	*
All Directors and executive officers as a group (17 persons)(16)	638,462	0.9%
More Than 5% Holders (ownership as of December 31, 2021)		%
BlackRock, Inc.(17)	4,655,627	6.8%
Capital Research Global Investors(18)	7,811,512	11.3%
Capital World Investors(19)	6,762,544	9.8%
FMR LLC(20)	10,350,854	14.99%
The Vanguard Group, Inc.(21)	5,997,320	8.91%
*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720.
(2)
Includes 87,563 shares of the Company’s common stock beneficially owned through a trust and 99,603 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022.

(3)	Includes 105,903 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022.
(4)	Includes 38,695 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022.
(5)	Includes 10,727 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022.
(6)
Includes 6,341 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022 and 3,275 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.

(7)	Dr. Borio was appointed to the Board in October 2021.
(8)	Includes 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.
(9)	Includes 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.
(10)
Includes 16,450 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022 and 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.

(11)	Includes 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.
(12)
Includes 8,113 shares of the Company’s common stock beneficially owned through a trust, 4,226 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022 and 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.

(13)	Includes 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.
(14)
Includes 18,267 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022 and 808 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 28, 2022.

22 INSULET CORPORATION - 2022 Proxy Statement

(15)	Ms. Weatherman was appointed to the Board in February 2022.
(16)
Includes, for three executive officers not specifically named in the table, an aggregate of 119,301 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 28, 2022.

(17)
Based solely upon Amendment 2 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 3, 2022. Amendment No. 2 provides that as of December 31, 2021, BlackRock, Inc. has sole voting power with respect to 4,227,466 shares of the Company’s common stock and sole dispositive power with respect to 4,655,627 shares of the Company’s common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(18)
Based solely upon Amendment No. 6 to Schedule 13G filed by Capital Research Global Investors with the SEC on February 11, 2022. Amendment No. 6 provides that as of December 31, 2021, Capital Research has sole voting power with respect to 7,804,722 shares of the Company’s common stock and sole dispositive power with respect to 7,811,512 shares of the Company’s common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(19)
Based solely upon Amendment No. 3 to Schedule 13G filed by Capital World Investors with the SEC on February 11, 2022. Amendment No. 3 provides that as of December 31, 2021, Capital World has sole voting power with respect to 6,732,615 shares of the Company’s common stock and sole dispositive power with respect to 6,762,544 shares of the Company’s common stock. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(20)
Based solely upon Amendment No. 6 to Schedule 13G filed by FMR LLC with the SEC on February 9, 2022. Amendment No. 6 provides that as of December 31, 2021, FMR has sole voting power with respect to 2,395,802 shares of the Company’s common stock and sole dispositive power with respect to 10,350,854 shares of the Company’s common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(21)
Based solely upon Amendment No. 9 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2022. Amendment No. 9 provides that as of December 31, 2021, Vanguard has shared voting power with respect to 65,291 shares of the Company’s common stock, sole dispositive power with respect to 5,997,320 shares of the Company’s common stock and shared dispositive power with respect to 147,689 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

INSULET CORPORATION - 2022 Proxy Statement 23

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board of Directors. Set forth below are the names and ages of our executive officers, as of April 1, 2022, along with certain biographical information for all but Shacey Petrovic, our President and Chief Executive Officer. For Ms. Petrovic’s biographical information, please see page 13.
Name	Position
Shacey Petrovic	Director, President and Chief Executive Officer
Charles Alpuche	Executive Vice President and Chief Operating Officer
Eric Benjamin	Executive Vice President, Innovation, Strategy and Digital Products
Bret Christensen	Executive Vice President and Chief Commercial Officer
John Kapples	Senior Vice President and General Counsel
Dan Manea	Senior Vice President and Chief Human Resources Officer
Wayde McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Michael Spears	Senior Vice President, Regulatory Affairs and Compliance
Charles Alpuche Age: 62 Executive Vice President and Chief Operating Officer Joined Insulet in 2016
Mr. Alpuche has served as our Executive Vice President and Chief Operating Officer since February 2019. From February 2018 to February 2019, Mr. Alpuche served as our Executive Vice President and Chief Operations Officer. From February 2017 to February 2018, Mr. Alpuche served as our Executive Vice President, Global Manufacturing and Operations, and from February 2016 to February 2017, he served as our Senior Vice President, Global Manufacturing and Operations. From 2012 to February 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, Mr. Alpuche spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality control. Most recently, he served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.
Eric Benjamin Age: 39 Executive Vice President, Innovation, Strategy and Digital Products Joined Insulet in 2015
Mr. Benjamin has served as our Executive Vice President, Innovation, Strategy and Digital Products since March 2022. From February 2020 to February 2022, he served as Senior Vice President, Innovation and Strategy. From February 2018 to January 2020, he served as Senior Vice President, R&D, New Product Development and Commercialization. From February 2016 to January 2018, he served as Vice President, Supplier Development, and from June 2015 to January 2016, Mr. Benjamin served as Director and Senior Director, Business Development. Prior to joining Insulet, from 2004 to 2012, Mr. Benjamin held roles of increasing responsibility spanning R&D, manufacturing and quality with Abbott Laboratories. From 2013 to May 2015, Mr. Benjamin attended Harvard Business School’s MBA program, from which he graduated with High Distinction. Mr. Benjamin holds a Bachelor of Science in Industrial Engineering and Operations Research from the University of California, Berkeley, a Master of Engineering in Bioengineering from the University of California, San Diego, and a Master of Business Administration from Harvard Business School.
24 INSULET CORPORATION - 2022 Proxy Statement

Bret Christensen Age: 51 Executive Vice President and Chief Commercial Officer Joined Insulet in 2017
Mr. Christensen has served as our Executive Vice President and Chief Commercial Officer since February 2019. From May 2017 to February 2019, Mr. Christensen served as our Senior Vice President and Chief Commercial Officer. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care of Myriad Genetics, Inc. From 2009 to July 2013, Mr. Christensen served as Vice President, Sales and Marketing of Hologic, Inc. Prior to 2009, Mr. Christensen held several leadership roles at Hologic, including District Sales Manager and Regional Business Director. Mr. Christensen earned a Bachelor of Science in Business Management from Utah Valley University and received a Master of Business Administration from the University of Utah.
John Kapples Age: 62 Senior Vice President and General Counsel Joined Insulet in 2019
Mr. Kapples has served as our Senior Vice President and General Counsel since March 2019 and Secretary from March 2019 to December 2021. From December 2015 to March 2019, he served as Vice President, General Counsel and Secretary at GCP Applied Technologies, Inc. From February 2015 to August 2015, Mr. Kapples served as Vice President at Medtronic plc, where he assisted with legal transition and integration matters related to Medtronic's acquisition of Covidien plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien, Mr. Kapples served as Vice President and Corporate Secretary of Covidien. Prior to his role at Covidien, Mr. Kapples served in various roles of increasing responsibility at Raytheon Company, including Assistant General Counsel and Secretary, and he was a Corporate Associate at Sullivan & Worcester LLP. Mr. Kapples earned his Bachelor of Arts in English from Georgetown University and his Juris Doctor from the Georgetown University Law Center.
Dan Manea Age: 55 Senior Vice President and Chief Human Resources Officer Joined Insulet in 2020
Mr. Manea has served as our Senior Vice President and Chief Human Resources Officer since May 2020. He has extensive cross-cultural, functional, and geographical experience. Prior to joining Insulet, he was at Novartis for 14 years where he served in various senior Human Resources positions at the global and regional level including Global Head of HR for Novartis Oncology. Most recently, he was the Country People & Organization Head for Novartis, U.S. Prior to joining Novartis, Mr. Manea held positions in Human Resources at Eli Lilly across Europe, the U.S., and Middle East. He has broad expertise in talent acquisition, talent development, total rewards, and organizational design and strategic planning. Mr. Manea is a medical doctor and practiced medicine for several years in his native Romania. He earned a Master of Business Administration from Washington State University and the Romanian Academy of Economic Studies.
INSULET CORPORATION - 2022 Proxy Statement 25

Wayde McMillan Age: 52 Executive Vice President, Chief Financial Officer and Treasurer Joined Insulet in 2019
Mr. McMillan has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2019. From January 2015 to March 2019, he was Chief Financial Officer and Vice President of Finance of the Minimally Invasive Therapies Group at Medtronic plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien plc, Mr. McMillan held a variety of leadership positions at Covidien, including Chief Financial Officer and Vice President of Finance of the Medical Devices Group & U.S., Chief Financial Officer and Vice President of Finance of the Surgical Solutions Business Unit, and Vice President Finance and Controller of the Respiratory and Monitoring Solutions Business Unit. Mr. McMillan started his career in accounting, audit, financial analysis and investor relations positions at various institutions. Mr. McMillan earned his Bachelor of Science in Business Administration from Merrimack College and a Master of Business Administration from the Bentley University McCallum Graduate School of Business.
Michael Spears Age: 57 Senior Vice President, Regulatory Affairs and Compliance Joined Insulet in 2015
Mr. Spears has served as our Senior Vice President Regulatory Affairs and Compliance since May 2019. From February 2017 to May 2019, Mr. Spears served as our Senior Vice President, Quality and Regulatory Affairs. From July 2015 to February 2017, Mr. Spears served as our Senior Vice President, Quality, Regulatory and Clinical Affairs. From 2011 to July 2015, Mr. Spears served as Vice President, Quality Assurance & Regulatory Affairs at Covidien plc, which was acquired by Medtronic in 2015. From 2006 to 2011, Mr. Spears served as Vice President, Quality Assurance at Covidien. From 1999 to 2006, he had several years of progressively broader assignments at Covidien, then known as Tyco Healthcare. Mr. Spears also served as a paralegal at two law firms over an 11-year period. He earned his Bachelor of Arts from the University of Tennessee and a Master of Business Administration from the University of South Carolina.
26 INSULET CORPORATION - 2022 Proxy Statement

Compensation Discussion and Analysis
Introduction
For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers.” They are our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer, and our three other most highly compensated executive officers, based on fiscal 2021 compensation.
Our Named Executive Officers for Fiscal 2021
Shacey Petrovic	President and Chief Executive Officer
Wayde McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Charles Alpuche	Executive Vice President, Chief Operating Officer
Bret Christensen	Executive Vice President, Chief Commercial Officer
John Kapples	Senior Vice President, General Counsel
Executive Summary
The Talent and Compensation Committee of our Board of Directors (the “Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking.
The primary elements of our named executive officers’ compensation are base salary, an annual cash incentive and long-term equity awards. In balancing these elements, the Committee has tied a majority of our named executive officers’ compensation to key performance measures that contribute to or reflect shareholder value. Specifically:
•	an annual incentive cash compensation program that is tied to the Company’s attainment of objective pre-established financial performance metrics as well as individual performance; and
•	long-term equity awards consisting of stock options, restricted stock units (“RSUs”), and performance share units (“PSUs”) tied to financial metrics measured over a three-year performance period.
The Committee believes the executive compensation program has played a significant role in our ability to attract, motivate and retain an experienced, successful executive team.

  FISCAL 2021 BUSINESS AND FINANCIAL HIGHLIGHTS
Fiscal 2021 was another year of strong growth, successful execution across our strategic imperatives and advancement of our mission to improve the lives of people with diabetes around the world. In 2021, we drove increased awareness of Omnipod, continued to unlock access through the U.S. pharmacy channel, expanded Omnipod adoption, grew our international footprint, and strengthened our global manufacturing operations. We also shared compelling clinical data for Omnipod 5 and Omnipod DASH that supports the tremendous value and benefits Omnipod delivers to people with diabetes. Our success is due to the hard work of our employees and their unwavering commitment and dedication to our mission, even in the face of continued challenges related to the ongoing COVID-19 pandemic, associated supply chain disruptions and other headwinds associated with global macroeconomic conditions.
Our team’s consistent achievement is reflected in our financial results. In 2021, we surpassed $1 billion in annual revenues, consistent with the goal we provided in 2016 as part of our five-year strategic plan, and 2021 marked our sixth consecutive year of at least 20% revenue growth.
REVENUE	EARNINGS	POSITIONED FOR GROWTH
Record Annual Revenue $1.1B (20% growth)	Gross Margin 68.4% (up 400 basis points)	Operating Margin 11.5% (up 580 basis points)
Net Income $16.8M (>140% growth)	Adjusted EBITDA* $215.9M (48% growth)	Strong Financial Position Over $790M in Cash $60M Revolving Credit Facility
*	Adjusted EBITDA is a non-GAAP measure. A reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure, net income, is provided in Annex A to this proxy statement.
Our efforts and strong execution by our teams throughout fiscal 2021 have greatly minimized the impact of the global challenges on our business and our customers. As we balance profitability with continued strategic investments across our innovation pipeline, sales and marketing capabilities and global manufacturing operations, we maintain a robust foundation for sustainable long-term growth.
INSULET CORPORATION - 2022 Proxy Statement 27

As a result of our strong financial results for fiscal 2021, the annual incentive plan (“AIP”) funding level for payouts under the 2021 AIP to our named executive officers (before individual adjustments) was established at a performance level of 127%.
We continue to deliver significant long-term value for our shareholders, with above-market 3- and 5-year shareholder returns and outperforming NASDAQ Health Care Index on a 1-, 3- and 5-year basis. We note that our 1-year TSR returns were lower in 2021 versus 2020, following pressure from the Omnipod 5 clearance delay and general market volatility throughout the year, most notably in the fourth quarter due to COVID-19 and related global trends, impacting MedTech and high-growth stocks overall.

Returns are as of the trailing 1-year, 3-year and 5-year periods ending December 31, 2021.

  POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE
The Company is committed to best practices in compensation governance. The following aspects of the Company’s compensation program reinforce that commitment:
What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Use performance-contingent equity	✘	No excise tax gross up provisions
✔	Set robust stock ownership guidelines	✘	No defined pension benefit programs
✔	Have “double trigger” change-in-control benefits	✘	No material executive perquisites
✔	Compensation recoupment (“clawback”) policy	✘	No cash severance in excess of 2x salary and bonus
✔	Include caps on annual incentive payments	✘	No hedging or pledging of Company securities
✔	Use multiple financial and strategic measures to determine incentive payouts, including, for 2022, measure related to human capital	✘	No “single trigger” change-in-control benefits
✔	Engage independent advisors
✔	Conduct an annual compensation risk assessment
28 INSULET CORPORATION - 2022 Proxy Statement

Executive Compensation Philosophy
The Committee believes that our executive compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value. In furtherance of that goal, we have designed our compensation programs with the following core beliefs:
•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth;
•	High-caliber talent has a profound impact on business results;
•	Highly competitive compensation is needed to attract and retain proven talent; and
•	A significant emphasis should be placed on pay-for-performance, utilizing performance-based variable compensation programs.
The Company has adopted compensation programs that are designed to attract, motivate, and retain the exceptional talent necessary to achieve our long-term strategic objectives. Because we consider “pay-for-performance” to be an over-arching design principle across our compensation programs, the majority of compensation payable to our named executive officers is performance-based.
When establishing compensation for our named executive officers, we strive to set overall target total direct compensation at a competitive level by comparing like roles with peer companies. Individual named executive officers may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven talent. Our programs are also designed to provide the necessary flexibility to address individual circumstances that may arise during the executive recruiting process.
Shareholder Engagement and Advisory “Say-on-Pay” Vote
Each year, the Company holds a “say-on-pay” vote. At our 2021 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis, the compensation of our named executive officers as disclosed in our 2021 proxy statement. Approximately 99% of the shares voted on this proposal were cast in 2021 in support of our 2020 executive compensation program. While the Committee viewed the results of the “say-on-pay” vote as broad shareholder support for our executive compensation programs, the Committee does, and will continue to, consider the results of shareholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers.
During fiscal 2021, as in prior years, we conducted significant shareholder outreach by reaching out to investors representing approximately 66% of our shares outstanding and offering them the opportunity to discuss with us, among other topics, our corporate governance structure, including executive compensation programs. Over half responded that they did not need a call, stating they had no concerns with our corporate governance and compensation practices. The shareholders who chose to engage with us used the opportunity to continue our frequent dialogue and to discuss a variety of corporate governance topics, with particular focus in 2021 on ESG matters.
2021 Compensation Elements and Decisions
When setting compensation for named executive officers, the Committee focuses on target total direct compensation. Total direct compensation includes three major components, base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.
•
Base Salary. Base salary is intended to provide a fixed compensation amount to each named executive officer related to the performance of core job responsibilities. Base salary reflects the market value of the named executive officer’s role, with differentiation for individual capability and experience.

•
Annual Incentive Compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus, is designed to focus our named executive officers on pre-set financial and strategic objectives each year and drive specific behaviors that foster short- and long-term growth and shareholder value.

•
Long-Term Equity Incentive Awards. Long-term incentive compensation generally consists of grants of stock options, RSUs and PSUs. The Committee designs our long-term incentive compensation awards to align the interests of named executive officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.

In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.
INSULET CORPORATION - 2022 Proxy Statement 29

The charts below illustrate, for fiscal 2021, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentives - for our CEO and, on average, for the other named executive officers. The long-term equity incentive component reflects the fiscal 2021 annual equity award, which is based on the total dollar value awarded by the Committee before conversion to the various forms of equity awards (see the “Long-Term Incentive Compensation” section of this CD&A). Of target total direct compensation 92% of our CEO’s and, on average, 81% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both.

•	For purposes of these charts, “Long-Term Equity Incentives” includes stock options, RSUs and PSUs based on grant date fair value of such awards

  2021 COMPENSATION DECISIONS
Base Salary
Base salary, which represented only 8% of our CEO’s target total direct compensation and, on average, 19% of target total direct compensation of our other named executive officers, is reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year. For fiscal 2021, the Committee reviewed the base salaries payable to our named executive officers with consideration of market positioning as well as individual performance. For all named executive officers, the Committee determined that a merit increase based on individual performance was appropriate. For Messrs. Alpuche and Christensen, however, the increase was slightly lower due to the above-market position of their base salaries.
The Committee approved the following base salaries for fiscal 2021 for our named executive officers:
Executive Officer	2021 Base Salary	2020 Base Salary	Merit Increase
Shacey Petrovic	$750,000	$715,000	4.9%
Wayde McMillan	$486,720	$468,000	4.0%
Charles Alpuche	$496,490	$484,380	2.5%
Bret Christensen	$459,979	$448,760	2.5%
John Kapples	$437,081	$424,350	3.0%
Annual Incentive Compensation
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our Annual Incentive Plan (“AIP”), named executive officers have the opportunity to earn a performance-based cash bonus based on the achievement of corporate and individual goals. The Committee, with input from its independent compensation consultant, structured the 2021 AIP as follows:
•
Established Payout Opportunities. At the beginning of the fiscal year, the Committee established the individual target awards for each named executive officer, expressed as a percentage of base salary in an amount determined by the Committee to be aligned with competitive market and internal equity considerations.

•
Determined Financial Objectives. At the beginning of the fiscal year, the Committee established financial performance measures and goals, which included the financial metrics being assessed, performance targets for each metric, including the minimum performance level required for any payout to be made as well as threshold performance requirements to earn an award (50% of target) and performance requirements to earn a maximum award (200% of target).

30 INSULET CORPORATION - 2022 Proxy Statement

•
Set Individual Performance Objectives. At the beginning of the fiscal year, the Committee also reviewed and approved individual goals for each named executive officer, which would form the basis for any determination for the individual component of the award. These individual goals directly correlated to the Company’s strategic objectives.

•
Confirmed Financial Performance, Assessed Individual Performance and Approved Awards. After the close of the fiscal year, the Committee received a report from management regarding Company performance against the pre-established financial performance goals, each named executive officer’s performance (other than the Chief Executive Officer) relative to their individual goals established at the beginning of the year, and a recommendation as to an appropriate payout amount. The Committee then reviewed the Company’s financial performance against each goal, taking into consideration management’s recommendations, as well as the individual performance for each named executive officer (other than the Chief Executive Officer) based on attainment of their individual goals, and issued final awards.

2021 AIP Targets. The fiscal 2021 AIP targets for our named executive officers, which is a percentage of their base salary, were established by the Committee as follows:
Executive Officer	2021 AIP Target
Shacey Petrovic	100%
Wayde McMillan	70%
Charles Alpuche	70%
Bret Christensen	70%
John Kapples	60%
2021 AIP Performance Metrics. The Committee established 2021 AIP performance metrics based on key components of our 2021 annual budget and after consideration of representative measures of overall corporate performance during the year. After considering various plan design alternatives, the Committee approved the use of Adjusted Revenue and Adjusted Earnings Before Interest and Taxes (“EBIT”), with seventy-five percent (75%) of the award based on Adjusted Revenue and twenty-five percent (25%) of the award based on Adjusted EBIT. The Committee selected these metrics because they were consistent with our strategic objectives of top-line growth and continued profitability.
For purposes of the 2021 AIP, Adjusted Revenue and Adjusted EBIT were defined as follows:
•	Adjusted Revenue – annual revenue as reported in the Company’s publicly-filed financial statements, adjusted pursuant to the methodology described below;
•	Adjusted EBIT – annual operating income as reported in the Company’s publicly-filed financial statements, adjusted pursuant to the methodology described below;
For purposes of the 2021 AIP, Revenue and EBIT are adjusted to exclude: (i) variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis); (ii) the impact of mergers and acquisitions; (iii) changes in accounting policies and accounting reclassifications; (iv) significant and/or extraordinary items that are not indicative of core operating performance; (v) items identified as non-GAAP in the Company’s quarterly earnings announcements; and (vi) other discrete items that may result in an unintended gain or loss under the 2021 AIP.
2021 AIP Performance Targets and Pool Funding. In addition to setting the performance metrics at the beginning of the fiscal year, the Committee established threshold, target, “stretch goal” and maximum performance levels for each performance metric. The Committee also determined that the payout applicable to the Adjusted Revenue metric would be capped at one hundred seventy-five percent (175%) if Adjusted EBIT did not attain at least threshold performance.
The following table summarizes the performance metrics, weightings, threshold, target, stretch and maximum performance, actual results and the financial payout factors for the 2021 AIP.
Performance Metric	Weighting	Threshold (50%)	Target (100%)	Stretch Goal (130%)	Maximum (200%)	Actual Performance Result(1)(2)	Performance to Target	Payout %	Weighted Payout Factor
Adjusted Revenue	75%	992M	$1,073.4M	$1,099M	$1,155M	$1,091.9M	102%	122%	91%
Adjusted EBIT	25%	$86M	$107.3M	$121M	$145M	$125.1M	117%	142%	36%
Payout as a percentage of target									127%
(1)
Pursuant to the methodology described above regarding the calculation of Adjusted Revenue and Adjusted EBIT, the amounts listed in the “Actual Performance Result” column reflect adjustments to reported Revenue and EBIT attributable to fluctuations in foreign exchange rates (i.e., to report such amounts on a constant currency basis). In addition, Adjusted EBIT excludes $42.4 million of debt extinguishment expense and $0.7 million of acquisition costs.

(2)	The payout curve has a linear progression between 50% and 100% performance, between 100% and 130% performance, and between 130% and 200% performance
INSULET CORPORATION - 2022 Proxy Statement 31

2021 AIP Payout – Payout Factor and Individual Performance. In determining the actual amount of the 2021 AIP incentive bonus for the named executive officers, the Committee began by multiplying each named executive officer’s target award by the FY21 Weighted Payout Factor of 127% described in the above table. The Committee then reviewed the performance of each named executive officer during fiscal 2021, taking into consideration the President and Chief Executive Officer’s recommendations with respect to executive officers other than herself. The performance assessments resulted in adjustments to each named executive officer’s funded bonus by a maximum of +/- five percentage points.
With respect to Ms. Petrovic, the Committee reviewed her performance with the assistance of the Committee’s independent compensation consultant and based on feedback obtained from the Board (see the “Compensation Decision Making Process” section of this CD&A). The Committee considered her performance in continuing to drive strong Company performance in the long-term interests of stockholders during a second year facing challenges resulting from COVID-19. With respect to Mr. McMillan, the Committee considered his performance in strengthening Insulet’s financial profile and investment processes, including the refinancing of 2024 convertible notes through a Term Loan B to lower the cost of capital and diversify the debt structure. With respect to Mr. Alpuche, the Committee considered his performance in minimizing the impact of global supply chain challenges through redundant manufacturing and component supply strategy and his work positioning the Company for a successful launch of Omnipod 5. With respect to Mr. Christensen, the Committee considered the continued exceptional growth in new customer starts, together with entry into Australia and Turkey and the launch and expansion of the direct-to-consumer model. With respect to Mr. Kapples, the Committee considered his strong performance in aligning legal resources to support key growth initiatives, including international expansion, to facilitate scaling the Company’s operations, and to expand the Company’s product portfolio and protect its new technologies. The Committee also noted his performance in enhancing the Company’s ESG (environmental, social and governance) practices to continue to meet stakeholder expectations.
The table below lists the 2021 AIP incentive bonus that the Committee awarded to each named executive officer for fiscal 2021 after giving effect to individual adjustments.
Executive Officer	2021 AIP Payout
Shacey Petrovic	$970,578
Wayde McMillan	$453,874
Charles Alpuche	$462,985
Bret Christensen	$416,683
John Kapples	$339,377
Looking Ahead to 2022. The Committee has made several decisions relating to executive compensation for fiscal 2022, the most significant of which relates to the 2022 AIP program. In addition to the existing financial metrics, the 2022 AIP will include strategic goals covering commercial, operational and organizational areas. Achievement of these strategic goals is designed to further the Company’s mission to simplify and improve life for people with diabetes while continuing to enhance an inclusive and inspiring Company culture as well as deliver value to shareholders over the long-term. Additionally, these newly added goals underscore our, and our shareholders’, focus on ESG matters.
Long-Term Incentive Compensation
The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. To foster this alignment, the Company maintains a stock ownership policy that requires all of our named executive officers to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.
The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s total rewards compensation package. During fiscal 2021, the Committee reviewed the Company’s long-term incentive program structure when designing the Company’s 2021 annual equity award, with input from its independent compensation consultant.
•	Based on this evaluation, the Committee determined that the long-term incentive vehicles of stock options, RSUs and PSUs continued to serve the Company well.
•
With respect to the allocation of the total award value among the various long-term incentive vehicles, the Committee determined that it would be appropriate to continue to allocate significant value to performance-based awards, with the Chief Executive Officer receiving a heavier allocation than other named executive officers to further align her interests with those of shareholders.

•
The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and the Company’s life-cycle stage. Based on this evaluation, the Committee determined that the previously adopted vesting period for RSUs, PSUs and stock options remained appropriate.

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2021 Annual Long-Term Incentive Award Allocation

•
PSUs. 60% of the award value for the Chief Executive Officer / 50% for the other named executive officers was allocated to PSUs, assuming achievement of target performance metrics, with performance-based vesting over a three-year period based on Adjusted Revenue and Adjusted EBIT.

•	RSUs. 20% of the award value for the Chief Executive Officer / 25% for the other named executive officers was allocated to RSUs with a three-year ratable vesting period.
•	Stock Options. 20% of the award value for the Chief Executive Officer / 25% for the other named executive officers) was allocated to stock options with a four-year ratable vesting period.
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain pre-determined financial goals) and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of RSUs allow the program to support retention throughout a full business cycle.
PSU Design. When establishing the plan design for the PSU awards issued as part of the Company’s 2021 annual equity award, the Committee reviewed the fiscal 2020 PSU performance metrics and weightings (adjusted revenue – 70%; adjusted EBIT – 30%) in light of the Company’s long-term business strategy and fiscal 2021 strategic imperatives. The Committee considered the evolution of the plan design for previously granted PSU awards, noting the shift from a one-year performance period to a three-year performance period from fiscal 2015 to fiscal 2017 and the introduction of gross profit as a second performance metric in fiscal 2017. The Committee also determined to shift from gross profit to adjusted EBIT in 2019, as the company’s continued focus on long-term profitability grew.
Maintaining that focus in 2021, the Committee determined that adjusted revenue and adjusted EBIT remained the appropriate metrics and that the shift in weighting for 2020 awards to better align with the focus on growth continued to make sense for 2021 awards. When making its determinations, the Committee considered that the use of both adjusted revenue and adjusted EBIT in the PSU awards issued as part of the Company’s 2021 annual equity award harmonized the long-term incentive compensation metrics with the 2021 AIP performance metrics. They determined that the differing performance periods (one-year versus three year) and the significance of these two metrics, given the Company’s business strategy and shareholder feedback, warranted their adoption.
PSU Performance Payout Factor. The fiscal 2021 PSU award performance factor is determined as follows:
Three-Year (2021-2023) Cumulative Adjusted Revenue(1) (Weighted 70%)	Performance as a Percentage of Adjusted Revenue Target	Payout Factor(2)
Maximum	115%	200%
130%	104.3	130%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%
INSULET CORPORATION - 2022 Proxy Statement 33

Three-Year (2021-2023) Cumulative Adjusted EBIT(1) (Weighted 30%)	Performance as a Percentage of Adjusted EBIT Target	Payout Factor(2)
Maximum	115%	200%
130%	104.3	130%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%
(1)
The three-year cumulative adjusted revenue and adjusted EBIT goals were based upon our strategic plan and were set at a level consistent with and necessary to achieve the Company’s strategic goals of enhanced top-line growth and profitability, with the revenue target based on a three-year compound annual growth rate of 20%, which is slightly lower than the strategic plan to take into account unusually high worldwide economic uncertainties resulting in large part from the coronavirus pandemic.

(2)
The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200% under any circumstances.

Fiscal 2021 Award Values. When setting long-term incentive compensation for named executive officers, the Committee employed the process described in the “Compensation Decision Making Process” section of this CD&A. After the Committee established a dollar value for each named executive officer’s fiscal 2021 annual equity award, that dollar value was then allocated between stock options, RSUs and PSUs, with the exact number of RSUs and PSUs being calculated based on the closing price of a Company share on the grant date and the exact number of stock options based on such closing price and the applicable Black-Scholes ratio. The dollar value allocated to PSUs represents the target value of such award.
The table below lists the fiscal 2021 annual equity award values approved by the Committee for each named executive officer.
Executive Officer	2021 Annual Equity Award Value(1)
Shacey Petrovic	$8,000,000
Wayde McMillan	$1,750,000
Charles Alpuche	$1,950,000
Bret Christensen	$1,750,000
John Kapples	$1,250,000
(1)
The amounts in the table above differ slightly from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table. This is because the amounts in the above table are the dollar amounts awarded by the Committee, while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting purposes. The award value for accounting purposes for stock options is calculated by application of the Black-Scholes option pricing model.

Vesting of Fiscal 2019 PSU Awards
In fiscal 2019, the Company issued PSU awards with a three-year performance period ending in fiscal 2021. Payouts under these PSU awards were based upon the Company’s achievement of adjusted revenue (weighted 65%) and adjusted EBIT (weighted 35%) during the 2019, 2020 and 2021 fiscal years. During the three-year performance period, the Company increased adjusted revenue significantly, achieving $2,724 million in adjusted revenue over the performance period. While the Company achieved $235 in adjusted EBIT over the performance period, this was below the payout threshold for this metric. This performance represents an achievement of 154% and 0% of target adjusted revenue and adjusted EBIT performance, respectively. Based on this achievement, the Committee certified payouts pursuant to the fiscal 2019 PSU awards at 100%.
Other Benefits
All full-time employees, including our named executive officers, may be eligible to participate in our employee benefit programs, including our employee stock purchase plan, retirement (401(k)) plan and health and welfare benefits.
Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan, the Insulet Corporation Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and provides that eligible employees may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of stock at the end of each offering period. A participant’s right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of our common stock for each calendar year. The purchase price per share in any offering period will be eighty-five percent (85%) of the lower of the fair market value of the common stock on the first day or the last day of the applicable offering period. All of our named executive officers other than Mr. McMillan participated in the ESPP during fiscal 2021.
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401(k) Plan. The Company maintains the Insulet Corporation 401(k) Profit Sharing Plan Trust, which is a tax-qualified defined contribution 401(k) plan that is available to all United States eligible employees (“401(k) Plan”). Under the 401(k) Plan, the Company matches fifty percent (50%) of the amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the 401(k) are immediately vested in their contributions but must be credited with at least one year of service to become vested in Company matching contributions.
Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits that we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical (including prescription drug), dental, vision, life insurance, flexible spending accounts, short- and long-term disability coverage, legal services, identity theft protection and credit monitoring, wellness and an employee assistance program.
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability, or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” requires a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office.
Severance benefits include salary continuation payments equal to one times base salary (two times base salary for our Chief Executive Officer), a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000. The Chief Executive Officer would also be entitled to two times her target annual incentive cash award.
The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability, or death. In this event, severance benefits include (i) a lump sum cash payment equal to two times base salary plus two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Each of our named executive officers has also entered into a non-competition, non-solicitation, non-disclosure and assignment agreement with the Company. This agreement provides for protection of our confidential information, assignment to the Company of intellectual property developed by our executives and non-compete and non-solicitation obligations throughout employment and for a period of twelve (12) months thereafter.

  COMPENSATION DECISION MAKING PROCESS
A well-designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Committee, with advisors, and management where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.
Talent and Compensation Committee
The Committee is responsible for the oversight of compensation and benefits payable to our named executive officers. All members of the Committee are independent. The Committee’s goal is to ensure our executive compensation programs and our business goals and talent acquisition strategy are appropriate and aligned with shareholder interests.
The Committee annually reviews the compensation of our named executive officers by considering several factors, including roles and responsibilities, performance, our historical and anticipated future financial performance and the compensation practices of companies in our peer group. The Committee reviews compensation levels and makes all final compensation decisions for all named executive officers. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
Management
The Chief Executive Officer provides input and recommendations regarding compensation of named executive officers, other than the Chief Executive Officer, to the Committee. Where appropriate, members of the executive leadership team may provide information, context, or proposed recommendations regarding program design to the Committee. All final decisions affecting named executive officer compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted named executive officers.
INSULET CORPORATION - 2022 Proxy Statement 35

Independent Compensation Consultant
The Committee retains an independent compensation consultant to assist it in structuring the Company’s compensation programs and in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work and the compensation of the consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, was the Committee’s independent consultant for 2021. Pearl Meyer’s role was to assist the Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and guidance with respect to proposed actions or changes.
Market Factors Considered
When reviewing compensation programs for, and setting the compensation of, our named executive officers, the Committee considers the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, selected a peer group consisting of companies within a similarly situated industry (i.e., medical devices and medical technology) and which were of comparable size based on revenue and market capitalization.
The Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant. In setting the compensation of our named executive officers, the Committee evaluates each named executive officer’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers all of the sources described above in determining the appropriate level of compensation for each executive.
Peer Group for Setting Fiscal 2021 Compensation
During fiscal 2020, the Committee, with the assistance of Pearl Meyer, reviewed and updated the peer group for purposes of setting fiscal 2021 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2020 compensation and noted that the existing methodology continued to serve the Company well and remained appropriate. Accordingly, with the assistance of Pearl Meyer, the Committee reviewed the peer group by considering medical device companies that were of a comparable size based on revenue and market capitalization, generally within the range of one-half to two times our revenue and a meaningful revenue to market capitalization multiple. Additionally, the Committee considered broader life sciences companies and technology (primarily software) companies that represent the same business and demographic profile as the Company. As a result of its analysis, the Committee removed two companies, Cantel Medical Corporation and Supernus Pharmaceuticals, Inc., due to low market capitalization to sales ratio, replacing them with Neurocrine Biosciences, Inc. and Seagen, Inc. (formerly Seattle Genetics, Inc.).
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2021 compensation along with the financial information and other measures analyzed for each.
Company	Revenue(1) (dollars in millions)	Market Capitalization at July 31, 2020 (dollars in millions)	Market Capitalization to Revenue Ratio
ABIOMED, Inc.	$841	$12,511	16.1x
Aspen Technology, Inc.	$587	$6,575	11.2x
Bio-Techne Corporation	$755	$10,517	13.9x
DexCom, Inc.	$1,716	$41,700	24.3x
Exact Sciences Corporation	$1,131	$14,228	12.6x
Globus Medical, Inc.	$793	$4,691	5.9x
Guidewire Software, Inc.	$706	$9,787	13.9x
Masimo Corporation	$1,047	$12,095	11.6x
Neurocrine Biosciences, Inc.	$1006	$11,177	11.1x
Nevro Corp.	$396	$4,520	11.4x
NovoCure Limited	$409	$7,662	18.7x
Penumbra, Inc.	$527	$7,976	15.1x
Seagen, Inc.	$1,016	$28,930	28.5x
Tandem Diabetes Care, Inc.	$410	$6,362	15.5x
Teledoc Health, Inc.	$716	$19,302	26.9x

Median	$716	$7,976	13.9x
Insulet Corporation	$777	$13,311	17.1x
(1)	Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally June 2020.
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Benchmarking
To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, uses data specific to the Company in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.
The Committee reviews compensation with Pearl Meyer on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by Pearl Meyer. During fiscal 2021, the Committee reviewed an analysis conducted by Pearl Meyer covering the competitiveness of base salaries, target bonus opportunities, and long-term incentive compensation for each of our named executive officers. The analysis determined that, on average, our named executive officers’ target total direct compensation was positioned within a reasonable market range for their respective positions. In addition, for prospective new hire candidates expected to have the title of Group Vice President or above, the Committee reviews information from the same benchmarking sources as a factor in the development of candidate compensation offers.
Internal Factors Considered
In arriving at its decisions, the Committee takes into account the market data discussed above, as well as several internal factors, including: (i) compensation strategy, philosophy, and core objectives; (ii) criticality of position; (iii) current and past compensation levels of named executive officers relative to compensation levels across the executive team; (iv) existing levels of stock and option ownership; (v) previous equity grants, associated vesting schedules and retentive value; and (vi) individual value factors specific to each named executive officer, including, but not limited to, experience, performance, leadership and expertise.
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Compensation Governance

  STOCK OWNERSHIP POLICY
The Board of Directors has adopted a policy recommending that our named executive officers own a significant equity interest in the Company’s common stock, as follows:

Additionally, pursuant to the Stock Ownership Policy, all of our named executive officers are required to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.

  RECOUPMENT (CLAWBACK) POLICY
Our recoupment policy (the “Recoupment Policy”) provides that, if the Company is required to restate its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of an executive officer of the Company (a “Covered Officer”), then the Committee may require any Covered Officer to repay to the Company that part of the incentive compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Covered Officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statements. Incentive compensation is defined as annual cash incentive bonus and long-term equity incentive compensation (i.e., stock options, RSUs and PSUs).
Under the Recoupment Policy, the Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested RSUs, PSUs and/or cash repayment.

  HEDGING AND PLEDGING POLICY
Our Insider Trading Policy prohibits employees and directors of the Company from engaging in hedging or similar arrangements with respect to the Company’s securities, including, without limitation, short sales and buying or selling puts, calls or other derivative securities (except for stock options granted by the Company). Pursuant to the Insider Trading Policy, employees and directors are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

  TAX AND ACCOUNTING CONSIDERATIONS
The Committee considers tax and accounting implications in determining executive compensation, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
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Compensation Committee Report
We, the Talent and Compensation Committee of the Board of Directors of Insulet Corporation, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement, and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Talent and Compensation Committee,
James R. Hollingshead (Chair)
Wayne A.I. Frederick
David A. Lemoine
Elizabeth H. Weatherman
This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
Compensation Risk Assessment
The Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered several matters, including the following elements of our executive compensation plans and policies:
•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;
•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;
•
The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the named executive officers’ interests align with those of its shareholders for the long-term performance of the Company;

•	The performance-based earning and time-based vesting of the performance unit awards combine to align these awards with shareholder interests;
•
Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance-based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking;

•
A majority of the payouts under the Company’s incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking; and
•	Named executive officers are strongly encouraged to own a meaningful amount of Company stock.
Pay Ratio Disclosure
We determined that the 2021 annual total compensation of the median compensated employee of all our employees who were employed as of December 31, 2021, other than our CEO, Ms. Petrovic, was $89,696; Ms. Petrovic’s 2021 annual total compensation was $9,723,273, and the ratio of these amounts was 108-to-1. For purposes of determining the pay ratio above as required by SEC rules, the Company determined that a new median employee was necessary given the growth of the overall company headcount and expansion outside of the United States. To identify the median compensated employee, we used base salary, for all employees globally, converted to US Dollars. This consistently applied compensation measure allowed us to annualize the compensation of new hires over the course of the fiscal year. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
INSULET CORPORATION - 2022 Proxy Statement 39

Executive Compensation Tables
The following tables and notes present the compensation provided to our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer and our three other most highly compensated executive officers, based on fiscal 2021 compensation. For a more complete understanding of each table, please read the notes following the table.
Summary Compensation Table
The information included in the Summary Compensation Table below reflects compensation of our named executive officers for the fiscal year ended December 31, 2021 (“fiscal 2021”) and, where applicable, the fiscal years ended December 31, 2020 (“fiscal 2020”) and December 31, 2019 (“fiscal 2019”).
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
Shacey Petrovic President and Chief Executive Officer	2021	$744,616		$6,399,587	$1,599,792	$970,578	$8,700	$9,723,273
	2020	$708,846		$4,399,922	$1,076,183	$1,081,831	$8,551	$7,275,332
	2019	$675,000		$3,300,037	$685,085	$1,218,645	$5,218	$5,883,985
Wayde McMillan Executive Vice President, Chief Financial Officer and Treasurer	2021	$483,840		$1,312,305	$437,390	$453,874	$8,860	$2,696,269
	2020	$465,231		$1,162,343	$379,116	$495,675	$8,551	$2,510,915
	2019	$380,769	$300,000	$2,975,107	$318,062	$489,700	$10,448	$4,474,086
Charles Alpuche Executive Vice President and Chief Operating Officer	2021	$494,627		$1,462,499	$487,441	$462,985	$72,503	$2,980,155
	2020	$481,860		$1,312,500	$428,021	$498,366	$71,286	$2,792,033
	2019	$465,058		$1,687,548	$550,500	$583,128	$61,002	$3,347,236
Bret Christensen Executive Vice President and Chief Commercial Officer	2021	$458,253		$1,312,305	$437,390	$416,683	$8,860	$2,633,491
	2020	$446,105		$1,124,855	$366,855	$461,717	$10,651	$2,410,182
	2019	$428,806		$1,012,657	$330,293	$540,670	$6,298	$2,318,724
John Kapples Senior Vice President and General Counsel	2021	$435,123		$937,241	$312,408	$339,377	$8,860	$2,033,008
	2020	$422,142		$674,791	$220,071	$374,231	$8,551	$1,699,786
	2019	$315,385		$1,312,640	$188,947	$346,705	$5,677	$2,169,354
Stock Awards (Column E) and Option Awards (Column F). Reflects the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of stock option, restricted stock unit and PSU awards issued to each of our named executive officers during the 2019, 2020 and 2021 fiscal years, as applicable. Further information regarding the 2021 awards is included in the Fiscal 2021 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2021 Fiscal Year-End Table and in the CD&A. The assumptions we used for calculating the grant date fair values are set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual amounts paid to or realized by our named executive officers during the years ended December 31, 2021, December 31, 2020 or December 31, 2019. For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of these awards is $9,599,520 for Ms. Petrovic, $1,749,741 for Mr. McMillan, $1,949,999 for Mr. Alpuche, $1,749,741 for Mr. Christensen and $1,249,655 for Mr. Kapples. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Non-Equity Incentive Plan Compensation (Column G). Represents annual incentive cash awards paid to the named executive officers under our Annual Incentive Plan. For information regarding the calculation of these awards, see the “Annual Incentive Compensation” section in the CD&A.
All Other Compensation (Column H). Includes the aggregate dollar amount for each named executive officer of Company contributions to the Insulet Corporation 401(k) Profit Sharing Plan. For Mr. Alpuche, the amount also includes $63,543 payable to him as a housing allowance.
40 INSULET CORPORATION - 2022 Proxy Statement

2021 Grants of Plan-Based Awards
The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our named executive officers in fiscal 2021.
•	“AIP” is the annual incentive cash award payable pursuant to our 2021 Annual Incentive Plan.
•	“PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance unit awards.
•	“RSUs” are restricted stock unit awards subject to time-based vesting.
•	“Options” are nonqualified stock options subject to time-based vesting.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
Shacey Petrovic
AIP		400,000	800,000	1,600,000
PSUs	2/17/2021				8,581	17,161	34,322				$4,799,760
RSUs	2/17/2021							5,720			$1,599,827
Options	2/17/2021								16,653	$279.69	$1,599,792
Wayde McMillan
AIP		177,450	354,900	709,800
PSUs	2/17/2021				1,564	3,128	6,256				$874,870
RSUs	2/17/2021							1,564			$437,435
Options	2/17/2021								4,553	$279.69	$437,390
Charles Alpuche
AIP		180,775	361,550	723,100
PSUs	2/17/2021				1,743	3,486	6,972				$974,999
RSUs	2/17/2021							1,743			$487,500
Options	2/17/2021								5,074	$279.69	$487,441
Bret Christensen
AIP		175,000	350,000	700,000
PSUs	2/17/2021				1,564	3,128	6,256				$874,870
RSUs	2/17/2021							1,564			$437,435
Options	2/17/2021								4,553	$279.69	$437,390
John Kapples
AIP		135,150	270,300	540,600
PSUs	2/17/2021				1,117	2,234	4,468				$624,827
RSUs	2/17/2021							1,117			$312,414
Options	2/17/2021								3,252	$279.69	$312,408
INSULET CORPORATION - 2022 Proxy Statement 41

Non-Equity Incentive Plan Awards (Columns C through E). Reflects threshold, target and maximum award amounts for fiscal 2021 pursuant to the 2021 Annual Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table.
Equity Incentive Plan Awards (Columns F through H). Reflects threshold, target and maximum award amounts for the FY21-FY23 performance cycle pursuant to PSUs issued as part of our fiscal 2021 annual equity awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted Revenue and Adjusted EBIT during fiscal 2021, 2022 and 2023 as compared to a target level of performance for such performance period as established by the Committee on the grant date. At threshold performance, these PSU awards provide for a payout equal to fifty percent (50%) of the target award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of these awards is $9,599,520 for Ms. Petrovic, $1,749,741 for Mr. McMillan, $1,949,999 for Mr. Alpuche, $1,749,741 for Mr. Christensen and $1,249,655 for Mr. Kapples. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Stock Awards and Option Awards (Columns I and J). Reflects the number of shares underlying restricted stock unit awards and stock option awards, respectively, that were granted on February 17, 2021 as part of our fiscal 2021 annual equity awards. Restricted stock unit awards vest one-third annually beginning on the first anniversary of the grant date and stock option awards vest one-quarter annually beginning on the first anniversary of the grant date.
Exercise Price of Option Awards (Column K). The exercise price for option awards is the closing price of our common stock on the grant date.
Grant Date Fair Value (Column L). The grant date fair value is generally the amount that the Company would expense in its financial statements over the award’s service period.
42 INSULET CORPORATION - 2022 Proxy Statement

Outstanding Equity Awards at 2021 Fiscal Year End
The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and PSU awards held by each named executive officer as of December 31, 2021. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested stock units or PSUs by $266.07, the closing value of our stock on December 31, 2021, which was the last trading day of our 2021 fiscal year.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
Shacey Petrovic	37,070(1)	0	$29.26	2/24/2026	2,270(7)	$603,979	22,799(11)	$6,066,130
	33,375(2)	0	$46.22	2/22/2027	2,534(8)	$674,221	16,285(12)	$4,332,950
	16,393(3)	1,094	$74.50	2/14/2028	3,619(9)	$962,907	17,161(13)	$4,566,027
	9,885(4)	9,886	$92.11	2/26/2029	5,720(10)	$1,521,920
	3,840(5)	11,520	$202.64	2/10/2030
	0(6)	16,653	$279.69	2/17/2031
Wayde McMillan	4,589(4)	4,590	$92.11	2/26/2029	1,177(8)	$313,164	7,057(11)	$1,877,656
	1,352(5)	4,059	$202.64	2/10/2030	7,066(14)	$1,880,051	3,824(12)	$1,017,452
	0(6)	4,553	$279.69	2/17/2031	1,275(9)	$339,239	3,128(13)	$832,267
					1,564(10)	$416,133
Charles Alpuche	43,748(15)	0	$31.21	2/3/2026	2,036(8)	$541,719	12,214(11)	$3,249,779
	28,431(2)	0	$46.22	2/22/2027	1,440(9)	$383,141	4,318(12)	$1,148,890
	17,487(3)	0	$74.50	2/14/2028	1,743(10)	$463,760	3,486(13)	$927,520
	7,943(4)	7,944	$92.11	2/26/2029
	1,527(5)	4,582	$202.64	2/10/2030
	0(6)	5,074	$279.69	2/17/2031
Bret Christensen	15,549(16)	0	$42.82	5/26/2027	1,222(8)	$325,138	7,329(11)	$1,950,027
	11,475(3)	766	$74.50	2/14/2028	1,234(9)	$328,330	3,701(12)	$984,725
	4,766(4)	4,766	$92.11	2/26/2029	1,564(10)	$416,133	3,128(13)	$832,267
	1,309(5)	3,927	$202.64	2/10/2030
	0(6)	4,553	$279.69	2/17/2031
John Kapples	2,639(4)	2,639	$95.43	4/01/2029	3,275(8)	$871,379	3,930(11)	$1,045,655
	785(5)	2,356	$202.64	2/10/2030	740(9)	$196,892	2,220(12)	$590,675
	0(6)	3,252	$279.69	2/17/2031	1,117(10)	$297,200	2,234(13)	$594,400
(1)	Represents fully vested stock options granted on February 24, 2016, as part of our fiscal 2016 annual equity awards.
(2)	Represents fully vested stock options granted on February 22, 2017, as part of our fiscal 2017 annual equity awards.
(3)
Represents stock options granted on February 14, 2018, as part of our fiscal 2018 annual equity awards, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

(4)
Represents stock options granted on February 26, 2019 (April 1, 2019 for Mr. Kapples), as part of our fiscal 2019 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(5)
Represents stock options granted on February 10, 2020, as part of our fiscal 2020 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(6)
Represents stock options granted on February 17, 2021, as part of our fiscal 2021 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(7)
Represents restricted stock units granted on January 1, 2019, as a promotion award in connection with Ms. Petrovic’s promotion to President and Chief Executive Officer, that vest one-third annually beginning on the first anniversary of the grant date.

(8)
Represents restricted stock units granted on February 26, 2019, as part of our fiscal 2019 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date. With respect to Mr. Kapples, this represents restricted stock units granted on April 1, 2019, as part of our fiscal 2019 annual equity awards (655 shares) and as a sign-on award in connection with his commencement of employment (2,620 shares), that vest one-third annually, beginning on the first anniversary of the grant date.

(9)	Represents restricted stock units granted on February 10, 2020, as part of our fiscal 2020 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(10)	Represents restricted stock units granted on February 17, 2021, as part of our fiscal 2021 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(11)
Represents PSUs granted on February 26, 2019 (April 1, 2019 for Mr. Kapples), as part of our fiscal 2019 annual equity awards, that vested on February 18, 2022 following the Committee’s certification of performance results. The Company met target performance for the three-year performance period ending December 31, 2021, resulting in vesting at one hundred percent (100%) of target. For more information see the “Vesting of Fiscal 2019 PSU Awards” section in the CD&A.

INSULET CORPORATION - 2022 Proxy Statement 43

(12)
Represents PSUs granted on February 10, 2020, as part of our fiscal 2020 annual equity awards that vest after the end of the FY20-FY22 performance cycle (such performance cycle ends December 31, 2022) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(13)
Represents PSUs granted on February 17, 2021, as part of our fiscal 2021 annual equity awards that vest after the end of the FY21-FY23 performance cycle (such performance cycle ends December 31, 2023) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of target performance.

(14)
Represents restricted stock units granted on March 1, 2019, as a sign-on award in connection with Mr. McMillan’s commencement of employment, that vest one-third annually, beginning on the first anniversary of the grant date.

(15)	Represents fully vested stock options granted on February 3, 2016, as a sign-on award in connection with Mr. Alpuche’s commencement of employment.
(16)	Represents fully vested stock options granted on May 26, 2017, as a sign-on award in connection with Mr. Christensen’s commencement of employment.
2021 Option Exercises and Stock Vested
The following table provides information regarding the number of Company stock options that were exercised by named executive officers during fiscal 2021 and the value realized from the exercise of such awards. The table also provides information regarding the vesting of stock awards during fiscal 2021.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Shacey Petrovic	62,163	$14,823,749	39,855	$11,054,553
Wayde McMillan			8,879	$2,392,814
Charles Alpuche			20,495	$5,713,205
Bret Christensen	3,000	$766,050	7,538	$2,099,211
John Kapples			3,645	$970,941
(1)
The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of our common stock on the date of exercise.

(2)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” is defined as a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Severance benefits include salary continuation payments equal to one times base salary (two times base salary for our Chief Executive Officer), two times target annual incentive cash award for the Chief Executive Officer, a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000. The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include (i) a lump sum cash payment equal to (A) two times base salary plus (B) two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Equity Awards. The terms of equity awards issued to named executive officers provide for vesting under various termination or change in control scenarios as described below.
•	Death or Disability. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting upon an executive’s death or disability.
•
Change in Control. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting of such awards upon a change in control if, within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason.

44 INSULET CORPORATION - 2022 Proxy Statement

The table below reflects the amount of compensation that would become payable to each of our named executive officers under existing plans or agreements if the named executive officer’s employment had terminated on December 31, 2021, the last day of our 2021 fiscal year, based on, where applicable, our closing stock price as of December 31, 2021 (the last trading day of our 2021 fiscal year), which was $266.07. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as benefits under tax-qualified retirement plans.
The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for PSUs, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment.
Name and Termination Scenario	Cash Severance	Value of Accelerated Unvested Equity Awards	Welfare Benefits and Outplacement	Total
(A)	(B)	(C)	(D)	(E)
Shacey Petrovic
Involuntary Termination/Good Reason Resignation	$3,951,548	—	$50,999	$4,002,547
Death or Disability	—	$21,388,195	—	$21,388,195
Change in Control Termination	$4,615,210	$21,388,195	$50,999	$26,054,404
Wayde McMillan
Involuntary Termination	$918,982	—	$44,024	$963,006
Death or Disability	—	$7,731,901	—	$7,731,901
Change in Control Termination	$2,397,052	$7,731,901	$63,048	$10,192,001
Charles Alpuche
Involuntary Termination	$937,428	—	$26,527	$963,955
Death or Disability	—	$8,387,383	—	$8,387,383
Change in Control Termination	$2,430,650	$8,387,383	$28,054	$10,846,087
Bret Christensen
Involuntary Termination	$868,492	—	$45,829	$914,321
Death or Disability	—	$6,061,546	—	$6,061,546
Change in Control Termination	$2,251,905	$6,061,546	$66,658	$8,380,109
John Kapples
Involuntary Termination	$769,804	—	$45,829	$815,633
Death or Disability	—	$4,195,962	—	$4,195,962
Change in Control Termination	$1,955,347	$4,195,962	$66,658	$6,217,967
INSULET CORPORATION - 2022 Proxy Statement 45

Cash Severance (Column B)
Involuntary Termination. Represents continuing payments which include the following components: For Ms. Petrovic: salary continuation equal to two times annual base salary; two times target annual bonus; and a pro-rata bonus for fiscal 2021. For Messrs. Alpuche, Christensen, McMillan and Kapples: salary continuation equal to one times annual base salary and a pro-rata bonus for fiscal 2021. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2021, the last day of our 2021 fiscal year and, therefore, that the pro-rata bonus for fiscal 2021 equals the full bonus for the fiscal year.
Change in Control Termination. Represents a single lump sum payment which includes the following with respect to each named executive officer: (i) two times annual base salary, (ii) two times the higher of (A) the named executive officer’s fiscal 2021 target annual incentive bonus or (B) the actual bonus payable to the named executive officer for fiscal 2020, and (iii) a pro-rata bonus for fiscal 2021. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2021, the last day of our 2021 fiscal year and, therefore, that the pro-rata bonus for fiscal 2021 equals the full bonus for the fiscal year.
Based on the terms of the Severance Plan, the pro-rata bonus for fiscal 2021 is determined based on the degree to which the applicable Company-based financial performance metrics were satisfied and assuming target achievement for any performance metrics related to individual performance. As a result, for purposes of above scenarios, the pro-rata bonus for fiscal 2021 for each named executive officer is based upon a Company performance factor of 127%. For more information, see the “Annual Incentive Compensation” section in the CD&A.
Value of Accelerated Unvested Equity Awards (Column C)
The amounts reported in this column represent the value that would have been attained upon (i) the full vesting of all unvested options held by the named executive officers as of December 31, 2021; (ii) the full vesting of all restricted unit awards that would have become vested on December 31, 2021; and (iii) the full vesting of all performance unit awards that would have become vested on December 31, 2021, assuming target performance.
Welfare Benefits and Outplacement (Column D)
Involuntary Termination. Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months for Ms. Petrovic, and 12 months for Messrs. Alpuche, Christensen, McMillan and Kapples, plus $25,000 for outplacement services.
Change in Control Termination. Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months for all executive officers, plus $25,000 for outplacement services.
46 INSULET CORPORATION - 2022 Proxy Statement

Non-Employee Director Compensation
Compensation Structure
The purpose of our Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. The compensation program consists of an annual cash retainer, supplemental annual cash retainers for committee chairs and committee members, an annual equity award and, for new directors, an initial equity award, all as detailed below.
Benchmarking
The Compensation Committee, in conjunction with the Board of Directors, annually reviews compensation paid to non-employee directors and recommends adjustments, as appropriate. After considering advice from its independent compensation consultant, in May 2021, the Compensation Committee recommended, and the Board approved, the following changes to the Non-Employee Director Compensation program, which took effect in the second quarter of fiscal 2021:
•	$12,500 increase in the annual cash retainer for the Chairman of the Board ($50,000 to $62,500)
•	$2,500 increase in the Compensation Committee Chair cash retainer ($16,000 to $18,500)
•	$30,000 increase in the annual equity award for non-employee directors ($190,000 to $220,000)
•	$50,000 increase in the initial equity award for non-employee directors ($250,000 to $300,000)
Annual Cash Compensation
All non-employee Directors:
•	an annual retainer of $50,000
Independent Chairman of the Board
•	an additional annual retainer of $62,500
Committee Chairs (inclusive of Committee member retainers)
•	Audit Committee Chair – an additional annual retainer of $25,000
•	Nominating, Governance and Risk Committee Chair – an additional annual retainer of $11,000
•	Talent and Compensation Committee Chair – an additional annual retainer of $18,500
Committee Members (excluding the Committee Chairs)
•	Audit Committee members – an additional annual retainer of $12,500
•	Nominating, Governance and Risk Committee members – an additional annual retainer of $5,000
•	Talent and Compensation Committee members – an additional annual retainer of $8,000
Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2021.
Annual Equity Compensation
On the date of each Annual Meeting of Shareholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted restricted stock units with a total fair market value equal to $220,000 (the “Annual Award”) on the date of the grant. The Annual Award is issued based on the closing sale price of the common stock on the date of grant. The Annual Awards to non-employee Directors fully vest on April 30 of the first year following the date of grant.
INSULET CORPORATION - 2022 Proxy Statement 47

Initial Equity Compensation
When they join the Board, new Directors receive restricted stock units with a total fair market value equal to $300,000 (the “Initial Award”). The Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. The Initial Awards vest annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).
The following table sets forth the compensation paid to our non-employee Directors during the year ended December 31, 2021. Directors who are employees of the Company do not receive any compensation for their service as Directors.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Luciana Borio	$0	$ 300,000(2)	$ 300,000
Sally W. Crawford	$68,654	$220,000	$288,654
John A. Fallon *	$36,163	$0	$36,163
Wayne A. I. Frederick	$59,273	$220,000	$279,273
James R. Hollingshead	$69,815	$220,000	$289,815
Jessica Hopfield	$69,000	$220,000	$289,000
David A. Lemoine	$70,500	$220,000	$290,500
Michael R. Minogue	$46,875	$220,000	$266,875
Corinne H. Nevinny	$75,000	$220,000	$295,000
Timothy J. Scannell	$111,250	$220,000	$331,250
*	Served as a director for a portion of fiscal 2021. As of fiscal year end, this director had no stock options or restricted stock units outstanding.
(1)
These amounts are based on the grant date fair value of the stock awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2021.

(2)
Represents restricted stock units with a total grant date fair market value equal to $300,000 issued to new directors when they join the Board pursuant to the Company’s non-employee director compensation program.

As of December 31, 2021, our non-employee Directors held options to purchase shares of our common stock and unvested restricted stock units that had been granted by us as Director compensation representing the following number of shares of our common stock:
Name	Options to Purchase Shares	Restricted Stock Units
Luciana Borio	0	998
Sally W. Crawford	0	0
Wayne A. I. Frederick	0	1,316
James R. Hollingshead	0	1,317
Jessica Hopfield	16,450	808
David A. Lemoine	0	808
Michael R. Minogue	4,226	808
Corinne H. Nevinny	0	1,605
Timothy J. Scannell	18,267	808
48 INSULET CORPORATION - 2022 Proxy Statement

Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers
As required by Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the Named Executive Officers:
“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”
The compensation of the Company’s Named Executive Officers that is the subject of the foregoing resolution is the compensation disclosed in the sections entitled “Compensation Discussion and Analysis,” “Summary Compensation Table,” “2021 Grants of Plan-Based Awards,” “Outstanding Equity Awards at 2021 Fiscal Year End,” “2021 Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control.” You are encouraged to carefully review these sections.
The section of this Proxy Statement entitled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s Named Executive Officers:
•	the objectives of the Company’s compensation programs;
•	what the Company’s compensation programs are designed to reward;
•	each element of compensation;
•	why the Company chooses to pay each element of compensation;
•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and
•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.
The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its Named Executive Officers as articulated in the “Compensation Discussion and Analysis” section.

  VOTE REQUIRED; EFFECT OF VOTE
The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.
The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors.
Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Talent and Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s Named Executive Officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.
INSULET CORPORATION - 2022 Proxy Statement 49

Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Corinne H. Nevinny (Chair), Wayne A. I. Frederick, David A. Lemoine and Michael R. Minogue. None of the members of the Audit Committee is an officer or employee of the Company. Ms. Nevinny, Dr. Frederick, Mr. Lemoine and Mr. Minogue are each “independent” for Audit Committee purposes under the applicable NASDAQ and SEC rules. Each of Messrs. Lemoine and Minogue and Ms. Nevinny is an “audit committee financial expert” as defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of Grant Thornton’s audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under SEC rules and discussed with Grant Thornton its independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with its independence.
The Audit Committee meets with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the Audit Committee,
Corinne H. Nevinny (Chair)
Wayne A. I. Frederick
David A. Lemoine
Michael R. Minogue
This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
50 INSULET CORPORATION - 2022 Proxy Statement

Matters Concerning Independent Registered Public Accounting Firm
The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services that are to be provided to the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All of the audit-related, tax and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2021 and 2020 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy.
All non-audit services provided by Grant Thornton in 2021 and 2020 were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of their independence in the conduct of their auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2021, see “Governance of the Company – Our Board of Directors - Board Committees” and “Report of the Audit Committee of the Board of Directors.”

  FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table shows: (i) the fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020, and (ii) the fees billed for other services rendered by Grant Thornton during such fiscal years.
	2021	2020
Audit Fees	$1,668,149	$1,662,680
Audit-Related Fees	$—	$—
Tax Fees	$109,994	$123,991
All Other Fees	$—	$—
Total	$1,778,143	$1,786,671

  AUDIT FEES
Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and a review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, (ii) the filing of the Company’s registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

  TAX FEES
Tax Fees consist of fees for professional services rendered for assistance with foreign and U.S. state and local tax compliance and other tax planning or tax advice services.
INSULET CORPORATION - 2022 Proxy Statement 51

Proposal 3	Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.
A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

  VOTE REQUIRED; EFFECT OF VOTE
The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on this Proposal 3 is required to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Broker “non-votes” and abstentions are not considered voted for the proposal to ratify the appointment of Grant Thornton. Such broker “non-votes” and abstentions will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 3 by reducing the total number of shares from which the majority is calculated. If the shareholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and will take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
52 INSULET CORPORATION - 2022 Proxy Statement

General Information About the Meeting
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Tuesday, May 24, 2022 at 10:30 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/PODD2022. The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (hereinafter referred to as the “10-K”) containing financial statements for the fiscal year ended December 31, 2021, is being made available, together with this Proxy Statement, to shareholders at www.proxyvote.com.
Proposals to be Voted Upon
As more fully described in this Proxy Statement, the purpose of the Annual Meeting is:
1.
To elect three Class III Directors (James R. Hollingshead, Jessica Hopfield and Elizabeth H. Weatherman) nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement;
3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proposal 1 relates solely to the election of three Class III Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including, without limitation, the election of Directors nominated by any shareholder of the Company.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2022. In order to attend and participate in the Annual Meeting, you will need to log in to the webcast using the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The webcast will begin promptly at 10:30 a.m., Eastern Time, on Tuesday, May 24, 2022. Online access will begin at 10:00 a.m., Eastern Time, to provide you ample time to log in and test your device. We encourage you to access the webcast prior to the designated start time.
Submitting Questions at the Annual Meeting
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate at the Annual Meeting as they would have at an in-person meeting. By accessing www.proxyvote.com, you will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2021 Annual Report on Form 10-K.
Shareholders also may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2022. We will try to answer as many shareholder-submitted questions during the Annual Meeting as time permits. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/PODD2022. Please call that support number if you experience technical difficulties during the check-in process or during the webcast.
INSULET CORPORATION - 2022 Proxy Statement 53

List of Shareholders Available
A list of shareholders entitled to vote at the Annual Meeting will be available at www.virtualshareholdermeeting.com/PODD2022 during the Annual Meeting.
Recording of the Annual Meeting
A recording of the Annual Meeting will be available online at www.virtualshareholdermeeting.com/PODD2022 for approximately 12 months following the date of the Annual Meeting.
Record Date and Voting Rights
Only shareholders of record at the close of business on March 28, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 69,320,430 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
If you are a shareholder of record, you may vote prior to the Annual Meeting in one of the following three ways, whether or not you plan to attend the Annual Meeting:
•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose;
•	by completing your proxy using the toll-free telephone number listed on the proxy card; or
•	by completing your proxy on the internet at the address listed on the proxy card.
Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 23, 2022. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
If you attend the Annual Meeting, you may vote electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:
•	filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked;
•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m., Eastern Time, on May 23, 2022;
•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or
•	attending the Annual Meeting and voting electronically during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary by May 23, 2022.
Quorum; Abstentions; Broker Non-Votes
The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of Grant Thornton LLP as the
54 INSULET CORPORATION - 2022 Proxy Statement

Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Brokers do not have discretionary authority to vote on: (i) the election of Directors or (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.
Vote Required
For Proposal 1, the election of three Class III Directors, the nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote on such matter at the Annual Meeting will be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Governance of the Company – Governance Policies and Procedures”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee is required to tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter, is required for approval. For Proposal 3, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter, is required for approval. Broker “non-votes” and abstentions are not considered voted for purposes of any of these matters and have the effect of reducing the number of affirmative votes required to achieve a majority for the applicable matter by reducing the total number of shares from which a majority is calculated.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting shareholders by mail through its employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, or e-mail following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $20,000, plus out-of-pocket expenses.
Voting of Proxies
The persons named as attorneys-in-fact in the proxies, Shacey Petrovic and John W. Kapples, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:
1.	FOR the election of the Director nominees;
2.	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement; and
3.	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Other Business
Aside from:
1.	the election of Directors,
2.	the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, and
3.	the ratification of the appointment of Grant Thornton LLP,
the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
INSULET CORPORATION - 2022 Proxy Statement 55

Shareholder Proposals for 2023 Annual Meeting of Shareholders
Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2023 Annual Meeting of Shareholders must ensure that their proposal is received by the Company’s Secretary no later than December 13, 2022. The proposal must be made in accordance with the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Inuslet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws. Notice of these proposals must be received no earlier than January 24, 2023 and no later than February 23, 2023 and must include the information required for any Nomination Notice (as defined in the Bylaws).
Shareholders who intend to present a proposal at the 2023 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials must comply with the procedures specified in Insulet’s Bylaws. These procedures require, among other things, that any such proposal or nomination to be received by the Secretary no earlier than January 24, 2023 and no later than February 23, 2023. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.
In addition to satisfying the foregoing requirements under Insulet’s Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Insulet’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.
All submissions to, or requests of, the Secretary should be made to Insulet’s principal executive offices at 100 Nagog Park, Acton, MA 01720.
Forward-Looking Statements
This Proxy Statement and the accompanying letter to shareholders may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance.
We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A Risk Factors, and elsewhere, in the Company’s 10-K. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this Proxy Statement and the accompanying letter to shareholders relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
Website References
Website references in this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.
56 INSULET CORPORATION - 2022 Proxy Statement

ANNEX A
INSULET CORPORATION
NON-GAAP RECONCILIATION
Use of Non-GAAP Financial Measures
The Company uses Adjusted EBITDA, this is a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant unusual items, as applicable. Insulet presents this non-GAAP financial measure because management uses Adjusted EBITDA as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is are helpful to investors, and other interested parties as a measure of comparative operating performance from period to period. Adjusted EBITDA is also a commonly used measure in determining business value and the Company uses it internally to report results.
This non-GAAP financial measure should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of this non-GAAP financial measure may differ from similarly titled measures used by others. Because this non-GAAP financial measure excludes the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
Non-GAAP Reconciliation
ADJUSTED EBITDA
(UNAUDITED)
	Year Ended December 31,
	2021	2020
	(dollars in millions)
Net income (loss)	$16.8	$6.8
Interest expense, net	61.2	45.1
Income tax expense (benefit)	3.7	2.9
Depreciation and amortization(1)	57.4	55.4
Stock-based compensation(2)	34.4	35.9
Loss on extinguishment of debt	42.4	—
Adjusted EBITDA	$ 215.9	$146.1
(1)	The year ended December 31, 2020 includes $14.6 million of cumulative amortization expense related to the resolution of a purchase price contingency with a former European distributor.
(2)
The year ended December 31, 2020 includes $7.3 million of stock-based compensation expense related to a December 2020 company-wide employee equity grant (excluding executives), a significant portion of which immediately vested. The special equity award was in recognition of the Company’s 20th anniversary milestone and in appreciation for the Insulet team's continued execution.

INSULET CORPORATION - 2022 Proxy Statement A-1

Insulet, Omnipod, DASH and Podder are trademarks or registered trademarks of Insulet Corporation in the United States and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

INSULET CORPORATION
100 NAGOG PARK
ACTON, MA 01720

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) James R. Hollingshead   02) Jessica Hopfield   03) Elizabeth H. Weatherman

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000534172_1   R1.0.0.24

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INSULET CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2022

Shacey Petrovic and John W. Kapples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Insulet Corporation to be held on May 24, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

0000534172_2 R1.0.0.24

Continued and to be signed on reverse side